                                                                    EXHIBIT 10.2

================================================================================


                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                   dated as of

                               September 15, 2003

                                      among

                             CHART INDUSTRIES, INC.

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                   ----------

                                   $40,000,000

                                   ----------

                             J.P. MORGAN SECURITIES INC.,

                    as Sole Lead Arranger and Sole Bookrunner

================================================================================

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE I  DEFINITIONS..............................................................      2

     SECTION 1.01.  Defined Terms...................................................      2
     SECTION 1.02.  Classification of Loans and Borrowings..........................     23
     SECTION 1.03.  Terms Generally.................................................     23
     SECTION 1.04.  Accounting Terms; GAAP; Annualization of Financial Covenants....     24
     SECTION 1.05.  European Monetary Union.........................................     24

ARTICLE II THE CREDITS .............................................................     25

     SECTION 2.01.  Commitments.....................................................     25
     SECTION 2.02.  Loans and Borrowings............................................     25
     SECTION 2.03.  Requests for Borrowings.........................................     26
     SECTION 2.04.  Letters of Credit...............................................     26
     SECTION 2.05.  Funding of Borrowings...........................................     32
     SECTION 2.06.  Interest Elections..............................................     33
     SECTION 2.07.  Termination and Reduction of the Commitments....................     34
     SECTION 2.08.  Repayment of Loans; Evidence of Debt............................     34
     SECTION 2.09.  Prepayment of Loans.............................................     35
     SECTION 2.10.  Fees............................................................     38
     SECTION 2.11.  Interest........................................................     39
     SECTION 2.12.  Alternate Rate of Interest......................................     40
     SECTION 2.13.  Increased Costs.................................................     41
     SECTION 2.14.  Break Funding Payments..........................................     42
     SECTION 2.15.  Taxes...........................................................     42
     SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.....     43
     SECTION 2.17.  Mitigation Obligations; Replacement of Lenders..................     45

ARTICLE III GUARANTEE ..............................................................     46

     SECTION 3.01.  The Guarantee...................................................     46
     SECTION 3.02.  Obligations Unconditional.......................................     47
     SECTION 3.03.  Reinstatement...................................................     48
     SECTION 3.04.  Subrogation.....................................................     48
     SECTION 3.05.  Remedies........................................................     48
     SECTION 3.06.  Instrument for the Payment of Money.............................     48
     SECTION 3.07.  Continuing Guarantee............................................     49
     SECTION 3.08.  Rights of Contribution..........................................     49
     SECTION 3.09.  General Limitation on Guarantee Obligations.....................     49

ARTICLE IV REPRESENTATIONS AND WARRANTIES ..........................................     50

     SECTION 4.01.  Organization; Powers............................................     50
     SECTION 4.02.  Authorization; Enforceability...................................     50
     SECTION 4.03.  Governmental Approvals; No Conflicts............................     50

     SECTION 4.04.  Financial Condition; No Material Adverse Change.............  50
     SECTION 4.05.  Properties..................................................  51
     SECTION 4.06.  Litigation..................................................  51
     SECTION 4.07.  Environmental Matters.......................................  51
     SECTION 4.08.  Compliance with Laws and Agreements.........................  53
     SECTION 4.09.  Investment and Holding Company Status.......................  53
     SECTION 4.10.  Taxes.......................................................  54
     SECTION 4.11.  ERISA.......................................................  54
     SECTION 4.12.  Disclosure..................................................  54
     SECTION 4.13.  Use of Credit...............................................  54
     SECTION 4.14.  Debt Agreements and Liens...................................  54
     SECTION 4.15.  Subsidiaries and Investments................................  55
     SECTION 4.16.  Real Property...............................................  56
     SECTION 4.17.  Labor Matters...............................................  56
     SECTION 4.18.  No Burdensome Restrictions..................................  56
     SECTION 4.19.  Solvency....................................................  56

ARTICLE V CONDITIONS............................................................  57

     SECTION 5.01.  Effective Date..............................................  57
     SECTION 5.02.  Each Credit Event...........................................  60

ARTICLE VI AFFIRMATIVE COVENANTS................................................  60

     SECTION 6.01.  Financial Statements and Other Information..................  60
     SECTION 6.02.  Notices of Certain Events and Developments..................  63
     SECTION 6.03.  Existence; Conduct of Business..............................  64
     SECTION 6.04.  Payment of Obligations......................................  64
     SECTION 6.05.  Maintenance of Properties; Insurance........................  64
     SECTION 6.06.  Books and Records; Inspection...............................  64
     SECTION 6.07.  Compliance with Laws and Agreements.........................  65
     SECTION 6.08.  Use of Proceeds and Letters of Credit.......................  65
     SECTION 6.09.  Additional Guarantors; Additional Collateral;
                    Ownership of Subsidiaries...................................  65

ARTICLE VII NEGATIVE COVENANTS..................................................  68

     SECTION 7.01.  Indebtedness................................................  68
     SECTION 7.02.  Liens.......................................................  69
     SECTION 7.03.  Fundamental Changes.........................................  70
     SECTION 7.04.  Investments.................................................  72
     SECTION 7.05.  Restricted Payments.........................................  73
     SECTION 7.06.  Transactions with Affiliates................................  73
     SECTION 7.07.  Restrictive Agreements......................................  74
     SECTION 7.08.  Operating Leases............................................  74
     SECTION 7.09.  Certain Financial Covenants.................................  75
     SECTION 7.10.  Modifications of Certain Documents..........................  77
     SECTION 7.11.  Sale and Leaseback..........................................  78
     SECTION 7.12.  Restrictions on CHEL........................................  78

ARTICLE VIII  EVENTS OF DEFAULT ...............................................   78

ARTICLE IX  THE ADMINISTRATIVE AGENT ..........................................   81

ARTICLE X  MISCELLANEOUS ......................................................   83

     SECTION 10.01.  Notices ..................................................   83
     SECTION 10.02.  Waivers; Amendments. .....................................   84
     SECTION 10.03.  Expenses; Indemnity; Damage Waiver. ......................   86
     SECTION 10.04.  Successors and Assigns. ..................................   87
     SECTION 10.05.  Survival .................................................   90
     SECTION 10.06.  Counterparts; Integration ................................   90
     SECTION 10.07.  Severability .............................................   91
     SECTION 10.08.  Right of Setoff ..........................................   91
     SECTION 10.09.  Governing Law; Jurisdiction; Etc. ........................   91
     SECTION 10.10.  WAIVER OF JURY TRIAL .....................................   92
     SECTION 10.11.  Headings .................................................   92
     SECTION 10.12.  Treatment of Certain Information; Confidentiality. .......   92
     SECTION 10.13.  Judgment Currency ........................................   93
     SECTION 10.14.  Termination of 1999 Credit Agreement .....................   94

SCHEDULE I    -   Commitments
SCHEDULE II   -   Existing Loans
SCHEDULE III  -   Existing Letters of Credit and CHEL Letters of Credit
SCHEDULE IV   -   Existing Mortgages
SCHEDULE V    -   Existing Foreign Subsidiary Pledge Agreements

SCHEDULE 4.06     -   Litigation
SCHEDULE 4.07     -   Environmental Matters
SCHEDULE 4.11     -   ERISA
SCHEDULE 4.15(a)  -   Subsidiaries
SCHEDULE 4.16     -   Real Property
SCHEDULE 4.17     -   Labor Matters
SCHEDULE 7.01     -   Indebtedness
SCHEDULE 7.02     -   Liens
SCHEDULE 7.04     -   Investments
SCHEDULE 7.07     -   Restrictive Agreements

EXHIBIT A     -   Form of Assignment and Assumption
EXHIBIT B     -   Form of Security Agreement
EXHIBIT C     -   Form of Mortgage
EXHIBIT D     -   Form of Guarantee Assumption Agreement
EXHIBIT E     -   Form of Collateral Agency and Intercreditor Agreement

                  AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of September 15, 2003, among: CHART INDUSTRIES, INC., the SUBSIDIARY GUARANTORS party hereto, each of the lenders whose names appear on the signature pages hereof under the caption "LENDERS" and JPMORGAN CHASE BANK, as Administrative Agent.

                                    RECITALS

          WHEREAS, the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent for such lenders, are parties to a Credit Agreement dated as of April 12, 1999 (as heretofore amended, supplemented or otherwise modified, the "1999 Credit Agreement"), pursuant to which such lenders extended credit (by means of making loans and the issuance of letters of credit) to or for the account of the Borrower and certain of its subsidiaries;

          WHEREAS, the Borrower and the Subsidiary Guarantors have secured all of their obligations under or in respect of the 1999 Credit Agreement, including principal, interest, fees, expenses, indemnities and reimbursement obligations, and certain other obligations owing to such lenders (and their affiliates), by granting in favor of such administrative agent, for the benefit of itself and such lenders and affiliates, a security interest in and lien upon substantially all of their existing and after-acquired personal and real property;

          WHEREAS, on July 8, 2003 (the "Petition Date"), the Borrower and the Subsidiary Guarantors filed a voluntary petition with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") initiating cases under chapter 11 of the Bankruptcy Code and continued in their possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, the Borrower and the Subsidiary Guarantors party thereto (each as debtor and debtor in possession under chapter 11 of the Bankruptcy
Code), the lenders party thereto and JPMorgan Chase Bank, as administrative agent for such lenders are party to a Revolving Credit Agreement dated as of July 17, 2003 (as heretofore amended, supplemented or otherwise modified to the date hereof, the "DIP Credit Agreement"), providing for new revolving credit loans and letters of credit to the Borrower (including the continuation of the outstanding letters of credit issued for account of the Borrower under the 1999 Credit Agreement) in an aggregate principal or face amount not exceeding $40,000,000, and pursuant to an order of the Bankruptcy Court all obligations of the Borrower and the Subsidiary Guarantors in respect of the DIP Credit Agreement, including principal, interest, fees, expenses, indemnities and reimbursement obligations are secured by a first-priority security interest in and lien upon their respective existing and after-acquired personal and real property;

          WHEREAS, the Borrower and the Subsidiary Guarantors filed a plan of reorganization with the Bankruptcy Court which has been confirmed by a final order of the Bankruptcy Court entered on September 4, 2003 (as supplemented to the date hereof, the

                 Amended and Restated Revolving Credit Agreement

"Reorganization Plan"). Pursuant to the Reorganization Plan, the Borrower and the Subsidiary Guarantors are concurrently herewith entering into: (a) this Agreement with the lenders party to the DIP Credit Agreement as of the date hereof and JPMorgan Chase Bank, as administrative agent for such lenders, which will amend and restate the DIP Credit Agreement, providing for new revolving credit loans and letters of credit to or for account of the Borrower (and the continuation of the revolving credit loans and letters of credit made, continued or issued under the DIP Credit Agreement and the continuation of the letters of credit issued under the 1999 Credit Agreement for account of CHEL, in each case outstanding on the date thereof ) in an aggregate principal or face amount of up to $40,000,000 and (b) a Term Loan Agreement dated as of September 15, 2003 (as from time to time amended, restated, supplemented, deferred, renewed, extended, increased, refunded, refinanced, replaced or otherwise modified, the "Term Loan Agreement") with the lenders party to the 1999 Credit Agreement as of the date hereof and JPMorgan Chase Bank, as administrative agent for such lenders, pursuant to which the Borrower's and such Subsidiary Guarantors' outstanding obligations (including principal, accrued interest and fees) in respect of the 1999 Credit Agreement (other than the obligations in respect of the letters of credit originally issued thereunder for account of the Borrower under the 1999 Credit Agreement that were continued under the DIP Credit Agreement and other than the obligations in respect of the letters of credit issued thereunder for account of CHEL) will be restructured into term loans held by such lenders in an aggregate amount of $120,000,000;

          NOW THEREFORE, the parties hereto hereby agree that the DIP Credit Agreement shall, as of the Effective Date (the occurrence of which is subject to satisfaction of the conditions precedent specified in Section 5.01), be amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms. As used in this Agreement (including in the foregoing recitals), the following termshave the meanings specified below:

          "1999 Credit Agreement" has the meaning assigned to such term in the recitals of this Agreement.

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

          "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                 Amended and Restated Revolving Credit Agreement

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that no Lender (or any Affiliate of a Lender) shall be considered to be an Affiliate of the Borrower or any of its Subsidiaries.

          "Agreed Foreign Currency" means, at any time, any of Pounds Sterling, euro and, with the agreement of the Administrative Agent and the relevant Issuing Lender (with respect to the denomination of any Letter of Credit to be issued by such Issuing Lender hereunder), any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time (a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such Currency by any Issuing Lender for issuing or making any disbursement with respect to any Letter of Credit hereunder and/or to permit the Borrower to reimburse any Issuing Lender for any such disbursement or pay the interest thereon or to permit any Lender to acquire a participation interest in any Letter of Credit or make any payment to the relevant Issuing Lender in consideration therefor, unless in each case such authorization has been obtained and is in full force and effect.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Applicable Margin" means (a) with respect to ABR Loans, 1.50% per annum or (b) with respect to Eurodollar Loans, 2.50% per annum.

          "Applicable Percentage" means with respect to any Lender for purposes of Section 2.04 or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent or the Issuing Lenders under this Agreement, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by

                 Amended and Restated Revolving Credit Agreement

Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the Effective Date to but excluding the Commitment Termination Date.

          "Bankruptcy Code" means 11 U.S.C.ss.ss. 101, et al. as amended (2002).

          "Bankruptcy Court" has the meaning assigned to such term in the recitals of this Agreement.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Chart Industries, Inc., a Delaware corporation.

          "Borrowing" means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurodollar Loans that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market; and (b)(i) in connection with any Letter of Credit denominated in any Foreign Currency other than euro, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency or (ii) in connection with any Letter of Credit denominated in euro, that is also a TARGET Day.

          "Capital Expenditures" means, for any period, expenditures made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent

                 Amended and Restated Revolving Credit Agreement ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cases" means those chapter 11 bankruptcy cases pending in the Bankruptcy Court for Chart Industries, Inc. and each of the Subsidiary Guarantors, jointly administered under Case No. 03-12114.

          "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than by any of the Permitted Holders or any Person who is party to the Investor Rights Agreement), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower or by any Permitted Holder nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender, such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chart Europe" has the meaning assigned to such term in Section 6.09.

          "CHEL" means Chart Heat Exchangers Limited, an English company and a Wholly Owned Subsidiary of the Borrower, which as of the date hereof is in administration in the United Kingdom.

          "CHEL Guaranteed Obligations" has the meaning assigned to such term in
Section 3.01(a).

          "CHEL Issuing Lender" means Bank One, NA and/or any other Lender acceptable to the Administrative Agent and the Required Lenders, and if there shall be more than one CHEL Issuing Lender at any time, "the CHEL Issuing Lender" as used herein shall refer to the respective issuing lender with respect to the applicable CHEL Letter of Credit.

          "CHEL Letters of Credit" means the letters of credit issued by the CHEL Issuing Lender for account of CHEL under the 1999 Credit Agreement and outstanding on the Petition Date, as listed under "Bank One" in Schedule III (and any amendments, extensions or renewals

                 Amended and Restated Revolving Credit Agreement thereof from time to time, provided that no such amendment, extension or renewals shall increase the face amount of any thereof).

          "CHEL LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding CHEL Letters of Credit at such time plus (b) the aggregate amount of all payments made by the CHEL Issuing Lender that have not yet been reimbursed by or on behalf of CHEL or the Borrower at such time. For purposes of this Agreement, the CHEL LC Exposure of any Lender at any time shall be deemed to be its Applicable Percentage of the total CHEL LC Exposure at such time.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means the property subject to the Liens under the Security Documents.

          "Collateral Account" has the meaning assigned to such term in the Security Agreement.

          "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement substantially in the form of Exhibit E among the Borrower, the Administrative Agent, JPMCB, as Administrative Agent under the Term Loan Agreement, and the Collateral Agent.

          "Collateral Agent" means JPMCB as the collateral agent under the Security Documents, and any successor in such capacity.

          "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make or continue Loans hereunder and to acquire participations in Letters of Credit issued or continued hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $40,000,000 as of the Effective Date.

          "Commitment Termination Date" means September 15, 2008.

          "Consolidated Current Assets" means, as at any date, the total assets that would properly be classified as consolidated current assets (excluding cash and Permitted Investments) of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

          "Consolidated Current Liabilities" means, as at any date, the total liabilities that would properly be classified as consolidated current liabilities (excluding the current portion of long-term Indebtedness (including the Loans and the Term Loans), deferred taxes and accrued interest with respect to such Indebtedness) of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

                 Amended and Restated Revolving Credit Agreement

          "Consolidated EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period: (a) net income for such period plus (b) to the extent deducted in computing such net income, the sum of
(i) expenses in respect of income or similar taxes, (ii) depreciation and amortization (including amortization or impairment of any goodwill or other intangibles), (iii) Consolidated Interest Expense, (iv) Restructuring Charges,
(v) extraordinary, unusual or non-recurring expenses, charges or losses (other than of a type covered under clause (iv) above), (vi) transaction fees and expenses, (vii) costs, fees and expenses in connection with Dispositions and acquisitions permitted hereunder and (viii) all other non-cash charges, in each case for such period, plus (c) business interruption insurance proceeds for such period minus (d) to the extent added in computing such net income, the sum of
(i) any gains and losses attributable to any fixed asset sales and (ii) any non-cash, extraordinary gains, in each case for such period; provided that, without duplication, if during any period for which Consolidated EBITDA is being determined, the Borrower or any of its Subsidiaries shall have made any Disposition, Consolidated EBITDA shall be determined for purposes of this Agreement (in a manner reasonably acceptable to the Administrative Agent) by excluding the Consolidated EBITDA of any line of business or Person subject to such Disposition (to the extent not already reflected in the relevant financial statements of the Borrower) for such period as if such Disposition had been made or consummated on the first day of such period.

          "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus Capital Expenditures (other than Capital Expenditures made pursuant to the last paragraph of Section 7.09(e) and other than Capital Expenditures made as a tenant in respect of leasehold improvements to the extent reimbursed under the related lease or sale leaseback transaction) for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" means, for any period, the sum, for the Borrower and it Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP), of (a) all Consolidated Interest Expense for such period (other than fees and expenses paid in connection with the transactions contemplated hereby), (b) all regularly scheduled payments of principal of Indebtedness (including the Term Loans and the principal component of all Capital Lease Obligations, but excluding the restructuring of the loans under the 1999 Credit Agreement pursuant to the Term Loan Agreement as of the Effective Date) of the Borrower and its Subsidiaries made during such period and
(c) the aggregate amount of all cash payments made by the Borrower and its Subsidiaries in respect of income (or similar) taxes during such period.

          "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense (other than fees and expenses paid in connection with the transactions contemplated hereby) for such period.

          "Consolidated Interest Expense" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations), less total cash interest income, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges

                 Amended and Restated Revolving Credit Agreement owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Leverage Ratio" means the ratio of (a) all Funded Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) on the last day of any fiscal quarter of the Borrower to (b) Consolidated EBITDA for the Test Period then most recently ended.

          "Consolidated Working Capital" means, as at any date, the excess of
(a) Consolidated Current Assets over (b) Consolidated Current Liabilities, in each as of such date.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

          "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "Currency" means, with respect to any country, the lawful currency of such country, whether or not the name of such currency is the same as it was on the date hereof.

          "Debt Incurrence" means the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries after the Effective Date.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DIP Credit Agreement" has the meaning assigned to such term in the recitals of this Agreement.

          "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "Dollar Equivalent" shall mean, with respect to any Loan denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Loan on the date two Business Days prior to the first day of the then current Interest Period for such Loan (or, in the case of any determination made under Section 2.10(b)(ii) or redenomination under the last sentence of Section 2.16(a), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which

                 Amended and Restated Revolving Credit Agreement the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date of this Agreement, but subject to the conditions specified in Section 5.01 being satisfied (or waived in accordance with Section 10.02).

          "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management or Release of any Hazardous Material or to health or safety matters.

          "Equity Documents" means, collectively, (a) the Investor Rights Agreement substantially in the form appended to the Reorganization Plan between the Borrower and certain Persons party thereto (the "Investor Rights Agreement") and (b) the Warrant Agreement substantially in the form appended to the Reorganization Plan, between the Borrower and certain Persons party thereto (the "Warrant Agreement").

          "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of its Capital Stock (other than (A) any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and (B) any Capital Stock of the Borrower issued upon the exercise of any such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, (y) any capital contribution by the Borrower or any

                 Amended and Restated Revolving Credit Agreement

Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower or (z) any such sale or issuance of Capital Stock of the Borrower to, or any capital contribution to the Borrower by, any Permitted Holder or any officer, director or employee thereof.

          "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class of such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "euro" means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article VIII.

          "Excess Cash Flow" means, for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) net income of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such fiscal year, (ii) the

                 Amended and Restated Revolving Credit Agreement amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such net income, (iii) decreases, if any, in Consolidated Working Capital for such fiscal year (measured as of the first and last days of such fiscal year), and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such net income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such net income, (ii) the aggregate amount of Capital Expenditures permitted to be made during such fiscal pursuant to the first paragraph of
Section 7.09(e), (iii) the aggregate amount of all regularly scheduled principal payments of Funded Indebtedness (other than the Loans and the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than as a result of the restructuring of the loans under the 1999 Credit Agreement pursuant to the Term Loan Agreement as of the Effective Date), (iv) increases, if any, in Consolidated Working Capital for such fiscal year (measured as of the first and last days of such fiscal year), (vi) the aggregate net amount of gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such net income, (vi) the aggregate amount of all cash payments by the Borrower and its Subsidiaries in respect of acquisitions and Investments under Sections 7.03(c)(v) and 7.04(d)(q) during such fiscal year, (vii) the aggregate amount of all cash payments by the Borrower under Sections 7.05(b) and 7.05(c) during such fiscal year and (viii) the aggregate amount of all cash payments by the Borrower and its Subsidiaries during such fiscal year that are associated with any non-cash expense that was added back to net income in a previous period.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "Existing Foreign Subsidiary Pledge Agreements" means each pledge or similar agreement executed pursuant to the 1999 Credit Agreement by an Obligor and the administrative agent under the 1999 Credit Agreement (or a sub-agent thereof), providing for the pledge of certain Capital Stock of a Foreign Subsidiary, each as in effect on the Effective Date, as listed in Schedule V, and thereafter as amended, restated, supplemented, replaced or otherwise modified from time to time.

                 Amended and Restated Revolving Credit Agreement

          "Existing Letters of Credit" means the letters of credit issued or continued for account of the Borrower pursuant to the DIP Credit Agreement and outstanding on the Effective Date, as listed in Schedule III (other than the CHEL Letters of Credit).

          "Existing Loans" means the loans made by the lenders party to the DIP Credit Agreement to the Borrower pursuant thereto and outstanding on the Effective Date, as listed in Schedule II.

          "Existing Mortgages" means the instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (or similar instruments) executed pursuant to the 1999 Credit Agreement by the Borrower and/or one or more of its Subsidiaries, each as in effect on the Effective Date, as listed in Schedule IV, and thereafter as amended, restated, supplemented, replaced or otherwise modified from time to time.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller, or any other officer performing a substantial portion of the duties of any of the foregoing, of the Borrower.

          "Foreign Currency" means at any time any Currency other than Dollars.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

          "Foreign Subsidiary Pledge Agreement" means a pledge or similar agreement between an Obligor and the Collateral Agent (or a sub-agent of the Collateral Agent), providing for the pledge of certain equity interests of a Foreign Subsidiary, executed and delivered pursuant to this Agreement, and including any Existing Foreign Subsidiary Pledge Agreements.

          "Funded Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of a type described in clauses (a), (b), (c), (d), (e),
(f) or (g) (or any Guarantee of any such Indebtedness) of the definition of "Indebtedness" in this Section.

                 Amended and Restated Revolving Credit Agreement

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit D by an entity that, pursuant to Section 6.09(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

         "Guaranteed Obligation" has the meaning assigned to such term in
Section 3.01(b).

         "Guarantors" means the Borrower (to the extent provided in Section 3.01(a)) and the Subsidiary Guarantors.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind (other than advances received in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services

                Amended and Restated Revolving Credit Agreement

(excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.


         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

         "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period that is more than three months long, each day prior to the last day of such Interest Period that occurs at intervals of three months after the first day of such Interest Period.

         "Interest Period" means (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Loan or Loans constituting such Borrowing and (b) for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or

                 Amended and Restated Revolving Credit Agreement extension of credit having a term not exceeding 120 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Swap Agreement.

         "Investor Rights Agreement" has the meaning assigned to such term in the definition of "Equity Documents" in this Section 1.01.

         "Issuing Lender" means JPMCB, or any other Lender designated by the Borrower (and reasonably acceptable to the Administrative Agent) as an Issuing Lender hereunder, each in its capacity as an issuer of one or more Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.04(j). Unless the context otherwise requires, "Issuing Lender" shall include (a) JPMCB and National City Bank, in each case as an issuing lender of certain of the Existing Letters of Credit and (b) the CHEL Issuing Lender.

         "JPMCB" means JPMorgan Chase Bank.

         "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower (including, for avoidance, with respect to the CHEL Letters of Credit continued hereunder) at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "Letter of Credit" means any letter of credit issued or continued pursuant to this Agreement.

         "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

         "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to

                 Amended and Restated Revolving Credit Agreement

Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Local Time" means (a) with respect to any Loan or Letter of Credit denominated in or any payment to be made in Dollars, New York City time, (b) with respect to any Letter of Credit denominated in or any payment to be made in any Foreign Currency (other than euro), the local time in the Principal Financial Center for the currency in which such Letter of Credit is denominated or such payment is to be made and (c) with respect to any Letter of Credit denominated in or any payment to be made in euro, the local time in London, England.

         "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, operations, material contracts or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or
(b) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights of or benefits available to the Lenders hereunder or thereunder.

         "Mortgages" means, collectively, the instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (or other similar instruments) executed by the Borrower and/or one or more of its Subsidiaries in favor of the Collateral Agent (or a trustee acceptable to the Collateral Agent), for the benefit of the Secured Parties, in each case substantially in the form of Exhibit C (or such other form approved by the Collateral Agent) and covering the respective properties and leasehold interest identified therein (and including such additional provisions and deviations from such exhibit as shall be necessary in the judgment of the Collateral Agent to conform such instrument to applicable or local law or as shall be customary under local law or otherwise as the Collateral Agent shall reasonably request), and including any Existing Mortgages.

                 Amended and Restated Revolving Credit Agreement

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means

          (a) in the case of any Disposition, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by the Borrower and its Subsidiaries from such Disposition, net of (i) reasonable legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower or any of its Subsidiaries in connection with such Disposition, (ii) any Federal, state and local income or other taxes reasonably estimated by the Borrower (and reasonably acceptable to the Administrative Agent) to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within 13 months of the date of such Disposition), (iii) any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property and (iv) any portion of the proceeds of such Disposition required to be held in a reserve, escrow or similar arrangement under the definitive agreement with respect to such Disposition (but only for so long as such proceeds are so held); provided that such amount shall not include any cash proceeds received by a Foreign Subsidiary from any Disposition unless such cash proceeds can be repatriated to the United States without tax liability to the Borrower;

          (b) in the case of any Casualty Event, the gross cash proceeds received by the Borrower and its Subsidiaries in connection with such Casualty Event, net of (i) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (iii) any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event; provided that such amount shall not include any cash proceeds received by a Foreign Subsidiary from any Casualty Event unless such cash proceeds can be repatriated to the United States without tax liability to the Borrower;

          (c) in the case of any Equity Issuance, the gross cash proceeds received by the Borrower and its Subsidiaries in connection with such Equity Issuance, net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith; and

          (d) in the case of any Debt Incurrence, the gross cash proceeds received by the Borrower and its Subsidiaries in respect of such Debt Incurrence, net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith; provided that such amount shall not include any Net Cash Proceeds received by a Foreign Subsidiary from any Disposition or Casualty Event unless such Net Cash Proceeds can be repatriated to the United States without tax liability to the Borrower.

                 Amended and Restated Revolving Credit Agreement

         "Obligor" means the Borrower and each Subsidiary Guarantor.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

         "Participating Member State" means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; (f) easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; (g) banker's Liens and similar Liens, including rights of offset or set-off, in respect of deposit accounts, and Liens in favor of securities intermediaries in respect of securities accounts securing fees and costs owing to such securities intermediaries; (h) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole; (i) any interest or title of a lessor, sublessor, licensor or sublicensor in property (and the proceeds, accession or products thereof) arising by law or contract; (j) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business; and (k) such exceptions to title in respect of real property as set forth in any mortgagee title insurance policy or a binding commitment with respect thereto delivered to the Collateral Agent hereunder; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Holder" means any of Carl Marks Strategic Investments, LP, JPMCB, OCM Principal Opportunities Fund II, L.P. and Audax Chart, LLC and any of their respective affiliates, and any of their respective successors and assigns under the Investor Rights Agreement.

         "Permitted Investments" means:

                 Amended and Restated Revolving Credit Agreement

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

          (e) money market mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (a) through (d) above, and to other investments constituting cash or cash equivalents under GAAP.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Petition Date" has the meaning assigned to such term in the recitals of this Agreement.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Financial Center" means, in the case of any Foreign Currency, the principal financial center where such Foreign Currency is cleared and settled, as determined by the Administrative Agent.

                Amended and Restated Revolving Credit Agreement

          "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "Register" has the meaning assigned to such term in Section 10.04.

          "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to reduce the Commitments and/or prepay the Loans pursuant to Section 2.09(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event" means any Disposition or Casualty Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice" means a written notice executed by a Financial Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Disposition or Casualty Event to acquire or repair assets useful, or otherwise to reinvest, in its business.

          "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful, or otherwise to reinvest, in the Borrower's business.

          "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire or repair assets useful, or otherwise to reinvest, in the Borrower's or any Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reorganization Plan" has the meaning assigned to such term in the recitals of this Agreement.

          "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments, representing more than 50% of the total outstanding Credit Exposures and unused Commitments at such time.

          "Requirements of Law" means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or

                 Amended and Restated Revolving Credit Agreement regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock or any option, warrant or other right to acquire any such shares of Capital Stock.

          "Restructuring Charges" means, for any period, (a) any and all charges or expenses directly related to the closure or partial closure of a facility or sale of any business unit or product line or the reduction in work force, including, but not limited to, employee severance, expenses related to moving of assets to another facility, inventory and fixed asset write-downs, lease buyouts, and accelerated warranty liabilities for such period, (b) any and all fees and expenses incurred by the Borrower in connection with any Debt Incurrence, Equity Issuances or Dispositions for such period and (c) any and all fees and expenses incurred in connection with or directly related to the consummation of this Agreement, the Term Loan Agreement, the DIP Credit Agreement and the Cases for such period; provided that Restructuring Charges shall not exceed in the aggregate (i) $10,000,000 for any Test Period from and after December 31, 2003 to and including December 31, 2005 and (ii) thereafter, $5,000,000.

          "Security Agreement" means a Security Agreement substantially in the form of Exhibit B between the Borrower, the Subsidiary Guarantors and the Collateral Agent.

          "Security Documents" means, collectively, the Security Agreement, the Mortgages, the Guarantee Assumption Agreements, the Foreign Subsidiary Pledge Agreements, the Collateral Agency and Intercreditor Agreement, such other security agreements, pledge agreements or similar agreements or instruments as may be required by the terms of this Agreement, and all Uniform Commercial Code financing statements required thereby to be filed, or other filings and/or registrations required to be made or obtained, as the case may be, with respect to the security interests in property created pursuant to any of the foregoing agreements.

          "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 Amended and Restated Revolving Credit Agreement

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto.

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

          "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in euro.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Loans" means the loans under the Term Loan Agreement.

          "Term Loan Agreement" has the meaning assigned to such term in the recitals of this Agreement.

          "Term Loan Documents" means the "Credit Documents" as defined in the Term Loan Agreement.

          "Term Lenders" means th lenders party to the Term Loan Agreement and any assignee or transferee thereof.

          "Test Period" means each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period), except that prior to September 30, 2004, "Test Period" shall mean the period commencing on October 1, 2003 and

                 Amended and Restated Revolving Credit Agreement ending on the last day of the fiscal quarter of the Borrower most recently ended (in each case taken as one accounting period).

          "Transaction Documents" means, collectively, the Credit Documents, the Term Loan Documents and the Equity Documents.

          "Transactions" means the execution, delivery and performance by each Obligor of the Transaction Documents to which such Obligor is intended to be a party, the borrowing of Loans hereunder and the restructuring of the Term Loans under the Term Loan Agreement, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Warrant Agreement" has the meaning assigned to such term in the definition of "Equity Documents" in this Section1.01.

          "Wholly Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person (other than directors' qualifying shares and shares or equity interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) and (ii) any limited liability company, partnership, association or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an "ABR Loan"). Borrowings also may be classified and referred to by Type (e.g., an "ABR Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (b) any reference herein to any

                 Amended and Restated Revolving Credit Agreement

Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP; Annualization of Financial Covenants. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate or modify the effect of any change occurring after the date hereof in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively. Notwithstanding anything herein to the contrary, for purposes of calculating the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio and the Consolidated EBITDA under Sections 7.09(a), 7.09(b), 7.09(c) and 7.09(d), respectively, as at the end of any fiscal quarter of the Borrower ending prior to December 31, 2004, the components of each such ratio (other than Funded Indebtedness for purposes of the Consolidated Leverage Ratio) or Consolidated EBITDA, as the case may be, shall be determined for the applicable Test Period and multiplied by (x) in the case of the Test Period ending December 31, 2003, four, (y) in the case of the Test Period ending March 31, 2004, two and (z) in the case of the Test Period ending June 30, 2004, 4/3.

          SECTION 1.05. European Monetary Union. Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the date hereof shall, effective from the date on which such country becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euro or such Currency, such party shall be entitled to pay or repay such amount either in euro or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member

                 Amended and Restated Revolving Credit Agreement

State. Without prejudice to the respective liabilities of the Borrower or any of its Subsidiaries to the Issuing Lenders and/or the Lenders and of the Issuing Lenders and/or the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally but not jointly agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment or (b) the total Credit Exposures (including, without duplication, the Existing Loans continued hereunder as Loans pursuant to the last sentence of this Section, the Existing Letters of Credit continued hereunder as Letters of Credit pursuant to Section 2.04(l) and the CHEL Letters of Credit continued hereunder as Letters of Credit pursuant to Section 2.04(m)) exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. Subject to the terms and conditions hereof, the Existing Loans outstanding on the Effective Date shall be continued as an ABR Loan hereunder on the Effective Date by the Lenders, automatically and without any action on the part of any Person, and as of the Effective Date each such Existing Loan shall be deemed a Loan outstanding under this Agreement as of such date.

          SECTION 2.02. Loans and Borrowings.

          (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make any Loan hereunder.

          (b) Type of Loans. Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $2,000,000 or a larger multiple of $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a

                 Amended and Restated Revolving Credit Agreement larger multiple of $250,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request an Issuing Lender to issue, at any time and from time to time during the Availability Period, one or more Letters of Credit for account of the Borrower denominated in Dollars or any Agreed Foreign Currency and in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued or continued hereunder shall constitute utilization of the Commitments. Any such Letter of Credit may be stated to be issued at the request of a Subsidiary Guarantor, if requested by the Borrower.

                Amended and Restated Revolving Credit Agreement

          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(d)), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or any of its Subsidiaries to, or entered into by the Borrower or any of its Subsidiaries with, the relevant Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposures of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 2.04(e) and, without duplication, including the aggregate undrawn face amount of the Existing Letters of Credit and the CHEL Letters of Credit continued and outstanding hereunder as Letters of Credit pursuant to Sections 2.04(l) and 2.04(m), respectively) shall not exceed $30,000,000 and (ii) the total Credit Exposures shall not exceed the total Commitments.

          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Commitment Termination Date.

          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                 Amended and Restated Revolving Credit Agreement

          In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided in paragraph (f) below, to pay to the Administrative Agent, for account of the relevant Issuing Lender, an amount in Dollars equal to such Lender's Applicable Percentage of (a) in the case of each Letter of Credit denominated in Dollars, each LC Disbursement made by such Issuing Lender thereunder and (b) in case of each Letter of Credit denominated in a Foreign Currency, the Dollar Equivalent of each LC Disbursement made by such Issuing Lender thereunder, promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section and, without limiting the foregoing, each Lender agrees that if such Lender shall fail to pay such amount to such Issuing Lender on the date of such request, such Lender shall pay such Issuing Lender forthwith on demand interest on such amount, for each day from and including the date of such request to but excluding the date of payment thereof to such Issuing Lender, at the Federal Funds Effective Rate), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit denominated in Dollars, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount in Dollars equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

          If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit denominated in a Foreign Currency, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to such Issuing Lender in the Currency in which such Letter of Credit is denominated an amount equal to such LC Disbursement not later than

                 Amended and Restated Revolving Credit Agreement

12:00 noon, Local Time of such Issuing Lender, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., Local Time of such Issuing Lender, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time. Such Issuing Lender shall promptly notify the Administrative Agent of the amount and date of each such reimbursement.

          If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

          Without limiting the other obligations of the Borrower hereunder, the Borrower hereby agrees to indemnify each Issuing Lender of a Letter of Credit denominated in a Foreign Currency for any and all costs, expenses and losses incurred by it as a result of receiving payment or reimbursement for any LC Disbursement thereunder from any Person in a Currency other than the Currency in which such Letter of Credit was originally denominated. Any such amount payable to any Issuing Lender shall be payable promptly after demand by such Issuing Lender.

          (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit issued by it against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                 Amended and Restated Revolving Credit Agreement

          (i) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit issued by it without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (ii) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of a Letter of Credit issued by it; and

          (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lenders when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h) Disbursement Procedures. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

          (i) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at (x) if such amount is denominated in Dollars, the rate per annum then applicable to ABR Loans or (y) if such amount is denominated in a Foreign Currency, at the overnight London interbank offered rate determined by the Administrative Agent in good faith; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the relevant Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

          (j) Replacement of Issuing Lenders. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and a successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to
Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing

                 Amended and Restated Revolving Credit Agreement

Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Required Lenders (or the Administrative Agent acting upon instructions of the Required Lenders) (or, if the Loans have been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit into the Collateral Account, an amount in cash equal to (x) in the case of an Event of Default, the total LC Exposures as of such date plus, in each case, any accrued and unpaid interest thereon plus 5% of the LC Exposure as of such date with respect to all Letters of Credit denominated in any Foreign Currency or (y) in the case of cover pursuant to
Section 2.09(b), the amount required under Section 2.09(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent in the Collateral Account (or a sub-account thereof) as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the other "Secured Obligations" under (and as defined in) the Collateral Agency and Intercreditor Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

          (l) Continuation of Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit outstanding on the Effective Date shall be continued hereunder on the Effective Date by the Issuing Lender, automatically and without any action on the part of any Person, and as of the Effective Date the Lenders shall acquire a ratable participation therein in accordance with their respective Commitments as if such Existing Letter of Credit were originally issued hereunder, and each such Existing Letter of Credit shall be deemed a Letter of Credit under this Agreement.

          (m) Continuation of CHEL Letters of Credit. Subject to the terms and conditions hereof, in addition to the Letters of Credit issued or continued hereunder for account of the Borrower, each Letter of Credit issued for the account of CHEL under the 1999 Credit Agreement and outstanding on the Effective Date shall be continued hereunder as of the Effective Date by the CHEL Issuing Lender, automatically and without any action on the part of any Person, and as of the Effective Date the Lenders shall acquire a ratable participation therein in accordance with their respective Commitments as if such Letter of Credit were originally issued hereunder (and in any amounts from time to time held as cash collateral by the CHEL Issuing Lender in respect of the CHEL Letters of Credit issued for the account of CHEL under the 1999 Credit Agreement), and each such Letter of Credit shall be deemed a Letter of Credit

                 Amended and Restated Revolving Credit Agreement under this Agreement. Notwithstanding the foregoing, neither the CHEL Issuing Lender nor any Lender shall have any obligations to issue any new Letters of Credit for the account of CHEL or otherwise extend any credit to CHEL hereunder or otherwise; provided that (i) notwithstanding the foregoing, but subject to the terms and conditions hereof, upon request of the Borrower, the CHEL Issuing Lender may agree to amend, extend or renew any CHEL Letter of Credit hereunder without any consent or approval of the Lenders (and the Lenders' liability hereunder with respect to such CHEL Letter of Credit shall apply to such CHEL Letter of Credit as so amended, extended or renewed, as applicable) and (ii) upon request of the Borrower or CHEL (through the Borrower), the CHEL Issuing Lender may issue a new Letter of Credit hereunder for the account of the Borrower solely to replace a then existing CHEL Letter of Credit, provided that such replacement Letter of Credit shall be in a face amount not in excess of such existing CHEL Letter of Credit and in Dollars or in such currency (other than Dollars) of such existing CHEL Letter of Credit and otherwise comply with the requirements of this Section. Notwithstanding anything herein or in any other Credit Documents or otherwise to the contrary, the Borrower agrees and acknowledges that it shall be fully, unconditionally and absolutely liable with respect to the CHEL Letters of Credit (as in effect on the Effective Date or issued at any time thereafter in accordance with this Section, and as amended and/or renewed from time to time) as if the Borrower were named as the account party thereof. Nothing herein shall impair in any way the liability of CHEL with respect to the CHEL Letters of Credit.

          SECTION 2.05. Funding of Borrowings.

          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the relevant Issuing Lender.

          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                 Amended and Restated Revolving Credit Agreement

          SECTION 2.06. Interest Elections.

          (a) Elections by the Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

          (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                 Amended and Restated Revolving Credit Agreement

          (d) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

          (f) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

          SECTION 2.07. Termination and Reduction of the Commitments.

          (a) Scheduled Termination. Unless previously terminated the Commitments shall terminate on the Commitment Termination Date.

          (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Credit Exposures would exceed the total Commitments.

          (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

          (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.08. Repayment of Loans; Evidence of Debt.

                 Amended and Restated Revolving Credit Agreement

          (a) Repayment. The Borrower hereby unconditionally promises to repay the Loans to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Commitment Termination Date.

          (b) Maintenance of Records by the Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

          (d) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Prepayment of Loans.

          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part.

          (b) Mandatory Prepayments.

          (i) Credit Exposure Exceeding Commitments. If at any time the total Credit Exposures exceed the total Commitments, the Borrower shall forthwith prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)) in an aggregate amount equal to any such excess. Any prepayment pursuant to this clause (i) shall be applied, first, to Loans outstanding and, next, as cover for LC Exposure.

          (ii) Currency Fluctuation. On each Quarterly Date and promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice, the Administrative Agent shall determine the sum (the "Aggregate Dollar Credit Exposure") of the total Credit

                 Amended and Restated Revolving Credit Agreement

     Exposures with respect to the Loans and all Letters of Credit denominated in Dollars plus the aggregate Dollar Amount of all Letters of Credit denominated in any Foreign Currency. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof. If, on the date of such determination the Aggregate Dollar Credit Exposure exceeds the total Commitments as then in effect, the Borrower shall, on the date of such determination, prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)) in an aggregate amount equal to such excess. For purposes hereof, "Currency Valuation Notice" means a notice given by the Required Lenders or by any Issuing Lender to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the then Aggregate Dollar Credit Exposure. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period. Any prepayment pursuant to this clause (ii) shall be applied, first, to Loans outstanding and, next, as cover for LC Exposure.

          (iii) Equity Issuance. Within 5 Business Days of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from any Equity Issuance after the Effective Date, the Commitments shall be subject to automatic reduction and/or the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance, such reduction and/or prepayment to be effected in each case solely to the extent specified in clause (vii) of this paragraph; provided that, notwithstanding the foregoing, with respect to any Equity Issuance resulting from the exercise of the warrants issued under the Warrant Agreement the Borrower shall be required to make such prepayment within 30 Business Days after receipt of the Net Cash Proceeds thereof and only at such time(s) the amount so received (together with all such amounts previously received that have not been applied by the Borrower under this clause (iii)) shall exceed $100,000.

          (iv) Debt Incurrence. Within 5 Business Days of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from any Debt Incurrence (excluding any Indebtedness incurred in accordance with Section 7.01) after the Effective Date, the Commitments shall be subject to automatic reduction and/or the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), in an aggregate amount equal to 100% of the Net Cash Proceeds thereof, such reduction and/or prepayment to be effected in each case solely to the extent specified in clause (vii) of this paragraph.

          (v) Dispositions and Casualty Events. Within 5 Business Days of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from any Disposition or Casualty Event, then, unless the Borrower shall have delivered a Reinvestment Notice in respect thereof to the Administrative Agent, to the extent the Net Cash Proceeds of such Disposition or Casualty Event, as the case may be, when combined with the Net Cash Proceeds of all other Dispositions and Casualty Events occurring during the then current fiscal year as to which a prepayment has not yet been made under this clause (v), are in excess of $5,000,000, the Commitments shall be subject to automatic reduction and/or the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified

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                                      -37-

     in Section 2.04(k)), in an aggregate amount equal to that portion of the Net Cash Proceeds of such Disposition or Casualty Event, as the case may be, and such prior Dispositions and Casualty Events in excess of $5,000,000, such reduction and/or prepayment to be effected in each case to the extent specified in clause (vii) of this paragraph; provided that in the case of any Disposition or Casualty Event as to which the Borrower shall have delivered a Reinvestment Notice, thereafter on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Commitments and/or prepayment of Loans solely to the extent specified in clause (vii) of this paragraph. Nothing in this paragraph shall be deemed to limit any obligation of the Borrower or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Collateral Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event affecting any property to the extent required by the terms thereof.

          (vi) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Borrower ending after the date hereof, the Commitments shall be subject to automatic reduction and/or the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), in an aggregate amount equal to (i) 50% of Excess Cash Flow for such fiscal year minus (ii) the sum of, without duplication, (x) the aggregate amount of all optional prepayments of the Loans during such fiscal year, but only to the extent accompanied by a permanent reduction of the Commitments, (y) the aggregate amount of all optional prepayments of the Term Loans during such fiscal year and (z) the aggregate amount of all regularly scheduled principal payments of the Term Loans made during such fiscal year, such prepayment and/or reduction to be effected solely in each case to the extent specified in clause (vii) of this paragraph; provided that no mandatory prepayment shall be required under this clause (vi) if such sum for any fiscal year shall be less than $1,000,000.

          (vii) Application. The reductions of Commitments and/or prepayments pursuant to clauses (iii), (iv), (v) and (vi) of this Section 2.09(b) shall be applied to reduce the aggregate amount of the Commitments (and to the extent that, after, giving effect to such reduction, the total Credit Exposures would exceed the Commitments, the Borrower shall first, prepay the Loans and next, provide cover for LC Exposure as specified in Section 2.04(k)). Notwithstanding the foregoing:

                (x) except as provided in clause (z) below, no such reduction and/or prepayment under any of such clauses (iii), (iv), (v) and (vi) shall be required until the Term Loans have been paid in full;

                (y) if at the time of the application of any such amount any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (a "Potential Event of Default") has occurred and is continuing, the amounts subject to the mandatory prepayment requirements hereunder and under the Term Loan Agreement shall not be applied to the prepayment of the Term Loans (to the extent required under the Term Loan

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                                      -38-

          Agreement), but rather shall be paid by the Borrower or the relevant Subsidiary to, and held in escrow by, the Administrative Agent until such earlier time as an Event of Default has occurred as a result of such event or condition or such Potential Event of Default has been waived or cured; provided that (A) if at any time such Potential Event of Default shall be waived or cured, such amounts shall be forthwith applied to the prepayment to the Term Loans (but only to the extent required under the Term Loan Agreement) and (B) if such an Event of Default occurs, such amounts shall be applied solely in accordance with clause (z) below; and

                (z) if at the time of application of any amount subject to the mandatory prepayment requirements hereunder and under the Term Loan Agreement any Event of Default has occurred and is continuing, such amount shall not be applied to the prepayment of the Term Loans (to the extent required under the Term Loan Agreement), but rather shall be applied to the reduction of the Commitments and/or the prepayments (and/or the provision of cash cover for the LC Exposures) in accordance with the first sentence of this paragraph (vii).

          (c) Notices, etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (other than a mandatory prepayment under Section 2.09(b)(i)) (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply the fully required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.11.

          SECTION 2.10. Fees.

          (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.375% on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date hereof to but excluding the Commitment Termination Date. Commitment fees accrued through and including each Quarterly Date shall be payable in arrears on the third Business Day following such Quarterly Date and on the earlier of the date the Commitment terminates and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with

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                                      -39-

respect to the Commitments, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit (including the CHEL Letters of Credit), which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender for its own account a fronting fee in respect of each Letter of Credit issued by it, which shall accrue at the rate per annum, as mutually agreed between the Borrower and such Issuing Lender, on the average daily amount of the aggregate undrawn amount of such Letter of Credit plus the aggregate amount of all LC Disbursements in respect thereof that have not yet been reimbursed by or on behalf of the Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any exposure with respect to such Letter of Credit, as well as such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable in arrears on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within three Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11. Interest.

          (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

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                                      -40-

          (c) Default Interest. Notwithstanding the foregoing, (i) upon and during the continuation of any Event of Default under Section 8.01(a) or (b) or
(ii) upon request of the Required Lenders, upon and during the continuation of any other Event of Default, the aggregate principal amount of all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the respective Loans. In addition (but without duplication of the amounts payable under the immediately preceding sentence), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a EurodollarBorrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or

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

                                      -41-

continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13. Increased Costs.

          (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

          (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the relevant Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

          (c) Certificates from Lenders. A certificate of a Lender, an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

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                                      -42-

          (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender, an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

          SECTION 2.15. Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender and/or each Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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                                      -43-

          (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds in Dollars or (with respect to the reimbursement or other obligation in respect of any Letter of Credit denominated in a Foreign Currency) in such Foreign Currency, without set-off, counterclaim or other deduction; provided that if a new Loan is to be made by any Lender on a date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.05 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest

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

                                      -44-

thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Credit Document, and except payments to be made directly to the relevant Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document (except to the extent otherwise provided herein or therein) shall be made in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any reimbursement obligation in respect of any LC Disbursement denominated in a Foreign Currency when due, such unpaid reimbursement obligation shall automatically be redenominated in Dollars on the due date thereof in an amount equal to the Dollar Equivalent thereof and such principal or reimbursement obligation shall be payable on demand in such amount in Dollars; and if the Borrower shall fail to pay interest on any LC Disbursement made pursuant to a Letter of Credit that is denominated in a Foreign Currency, such interest shall automatically be redenominated in Dollars on the due date therefor in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them and (ii) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are

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

purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

          (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e) or (f), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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                                      -46-

          (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.13, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.15, if any Lender defaults in its obligation to fund Loans hereunder, or if a Lender refuses to consent to any amendment, modification or waiver of this Agreement or any other Credit Document that pursuant to Section 10.02 requires consent of 100% of the Lenders directly affected thereby, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (which consent shall not unreasonably be withheld) with respect to such assignment (but only to the extent such consent is required by Section 10.04(b)), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                                    GUARANTEE

          SECTION 3.01. The Guarantee. (a) The Borrower hereby guarantees (and hereby confirms its guarantee pursuant to the 1999 Credit Agreement) to the CHEL Issuing Lender, each Lender and the Administrative Agent and their respective successors and assigns, in each case as primary obligor and not merely as surety, the prompt payment in full when due of all obligations of CHEL in respect of the CHEL Letters of Credit, strictly in accordance with the terms hereof (such obligations being herein collectively called the "CHEL Guaranteed Obligations"). The Borrower hereby further agrees that if CHEL shall fail to pay in full when due any of the CHEL Guaranteed Obligations, the Borrower will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the CHEL Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal.

          (b) The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower and/or any other Obligor under any of the Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed

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                                      -47-

Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the CHEL Guaranteed Obligations or the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the CHEL Guaranteed Obligations or Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii) the maturity of any of the CHEL Guaranteed Obligations or Guaranteed Obligations shall be accelerated or the CHEL Guaranteed Obligations or Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the CHEL Guaranteed Obligations or Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the CHEL Guaranteed Obligations or Guaranteed Obligations shall fail to be perfected; or

          (v) the insolvency of CHEL or the invalidity, unenforceability or illegality, or any other defect or defense related to, any of the obligations of CHEL in respect of the CHEL Letters of Credit.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust

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                                      -48-

any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the CHEL Guaranteed Obligations or Guaranteed Obligations.

          SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of an Obligor in respect of the CHEL Guaranteed Obligations or Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the CHEL Guaranteed Obligations or Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, but excluding any such costs and expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be.

          SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all CHEL Guaranteed Obligations or Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the CHEL Guaranteed Obligations or Guaranteed Obligations or any security for any of the CHEL Guaranteed Obligations or Guaranteed Obligations.

          SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Obligors under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section
3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Obligor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

          SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

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          SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all CHEL Guaranteed Obligations or Guaranteed Obligations whenever arising.

          SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder and under the other Credit Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01(b) would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01(b), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is

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valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower and each Subsidiary Guarantor (as to itself and its Subsidiaries only) represents and warrants to the Lenders that:

          SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business now conducted and (c) except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications.

          SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor party hereto and constitutes, and each of the other Credit Documents to which an Obligor is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of the Credit Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority applicable to the Borrower or any of its Subsidiaries,
(c) will not violate or result in a default under any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other material agreement, contract or instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person and (d) except for Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.04. Financial Condition; No Material Adverse Change.

          (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of income, stockholders' equity and cash

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                                      -51-

flows as of and for the fiscal years ended December 31, 2002 reported on by Ernst & Young LLP and its unaudited consolidated balance sheet and statements of income and cash flows as of and for the six-month period ended June 30, 2003. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP (subject, with respect to such financial statements as of and for such six-month period ended June 30, 2003, to normal year-end audit adjustments and the absence of footnotes). Neither the Borrower nor any of its Subsidiaries has, on the date hereof, any material contingent liabilities, material liabilities for taxes, long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchanged transactions, or any unrealized or anticipated losses from any unfavorable commitments, which are not reflected in such financial statements as required by GAAP.

          (b) No Material Adverse Change. Since the Petition Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect (other than with respect to any change of the type that customarily occurs following commencement of a proceeding under chapter 11 of the Bankruptcy Code).

          SECTION 4.05. Properties.

          (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.06. Litigation. Except for the matters disclosed in Schedule 4.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or (ii) with respect to this Agreement or the Transactions. Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 4.06 that, either individually or in the aggregate, could reasonably be expected to have, or materially increase the likelihood of, a Material Adverse Effect.

          SECTION 4.07. Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses, registrations and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license, registration or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses, registrations and authorizations is in full force

                 Amended and Restated Revolving Credit Agreement

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                                      -52-

and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, except as disclosed in Schedule 4.07:

          (a) No Pending Environmental Matters. No written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license, registration or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

          (b) No Permits Required; Certain Specific Representations. Neither the Borrower nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

               (i) no polychlorinated biphenyls (PCB's) are or have been present at or above regulated levels at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

               (ii) no regulated asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

               (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or, to the best knowledge of the Borrower or any of its Subsidiaries, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

               (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

               (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower

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

                                      -53-

          or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (c) No Hazardous Material Transported to NPL Sites. Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material in amounts or quantities other than those not reasonably likely to have a Material Adverse Effect to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss.
     300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

          (d) No Notifications or Listings. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (e) No Liens or Restrictions. No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (f) Full Disclosure. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could have a Material Adverse Effect have been made available to the Lenders.

          SECTION 4.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.09. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

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

                                      -54-

          SECTION 4.10. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent annual financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $15,000,000.

          SECTION 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such projected financial information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projected financial information include forward-looking statements that by their very nature are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and that actual results may differ, perhaps materially, from those expressed or implied in such forward-looking statements. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the Transactions.

          SECTION 4.13. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 4.14. Debt Agreements and Liens.

          (a) Debt Agreements. As of the date hereof, Schedule 7.01 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or

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                                      -55-

any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries then outstanding (other than any Indebtedness under the 1999 Credit Agreement, the DIP Credit Agreement and the Term Loan Agreement), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 7.01. As of the date hereof (immediately prior to giving effect to this Agreement), (i) Schedule II is a complete and correct list of the Existing Loans and (ii) Schedule III is a complete and correct list of the Existing Letters of Credit and the CHEL Letters of Credit.

          (b) Liens. As of the date hereof, Schedule 7.02 is a complete and correct list of each Lien securing Indebtedness of any Person then outstanding (other than intercompany debt among the Borrower and the Subsidiary Guarantors and any Indebtedness under the 1999 Credit Agreement, the DIP Credit Agreement and the Term Loan Agreement) and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 7.02.

          SECTION 4.15. Subsidiaries and Investments.

          (a) Subsidiaries. Set forth in Schedule 4.15(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary (except that, in the case of non-Wholly Owned Subsidiaries, the identity of the owners other than the Borrower and its Subsidiaries need not be specified) and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.15(a), as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) (x) each of the Borrower and its Subsidiaries owns, or will own, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.15(a), (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Investments. Set forth in Schedule 7.04 is a complete and correct list of all Investments (other than Investments disclosed in Schedule 4.15(a) and other than Investments of the types referred to in clauses (b), (c), (d),
(f), (j) and (l) of Section 7.04) held by the Borrower or any of its Subsidiaries in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 7.04, each of the Borrower and its Subsidiaries owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Security Documents and other Liens permitted hereunder), all such Investments.

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                                      -56-

          (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.07 (but subject to the exceptions set forth therein).

          SECTION 4.16. Real Property. Set forth in Schedule 4.16 is a list, as of the date hereof, of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or (in the case of any leased property) the lessor and lessee thereof, and the location of the respective property, and designating the properties that will subject to a Mortgage as of the Effective Date.

          SECTION 4.17. Labor Matters. Except as set forth in Schedule 4.17, (a) on the date hereof neither the Borrower nor any of its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement,
(b) on the date hereof, no petition for certification or union election is pending with respect to the employees of the Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought certification or recognition with respect to the employees of any such Person within the three-year period ending on the Effective Date and (c) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, other than any thereof that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law, regulation or order of any Governmental Authority dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          SECTION 4.18. No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or other contractual arrangement imposing burdensome requirements upon the Borrower or any of its Subsidiaries that, taking into account the benefits of such agreement or other arrangement to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.19. Solvency. As of the Effective Date and after giving effect to the Transactions contemplated hereby, (a) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions, and determined on a going concern basis), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries,
(b) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (c) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

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                                      -57-

                                    ARTICLE V

                                   CONDITIONS

          SECTION 5.01. Effective Date. This Agreement (and the amendment and restatement of the DIP Credit Agreement contemplated hereby) and the obligations of the Lenders to make Loans and of the Issuing Lenders to issue and continue Letters of Credit hereunder shall become effective at 5:00 p.m. (New York City time) on the date hereof upon the satisfaction of the following conditions, including receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to the requisite number of Lenders) in form and substance (or such condition having been waived in accordance with Section 10.02):

          (a) Executed Counterparts. This Agreement (and the related documentation as contemplated hereby), each duly executed and delivered by the Obligors and the Administrative Agent (it being understood that, pursuant to an order of the Bankruptcy Court referred to in Section 5.01(k), each of the Lenders shall be deemed to have agreed to, and shall be bound by, the provisions of this Agreement whether or not such Lenders shall execute and deliver a counterpart hereof).

          (b) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Calfee, Halter & Griswold LLP, as counsel for the Obligors, and (ii) such other counsel to one or more of the Obligors as the Administrative Agent shall request, in form and substance satisfactory to the Administrative Agent covering such matters relating to the Obligors, this Agreement and/or the Transactions (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in form and substance satisfactory to the Administrative Agent (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

          (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

          (f) Security Agreement. The Security Agreement substantially in the form of Exhibit B hereto, duly executed and delivered by the Borrower, the Subsidiary

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     Guarantors and the Collateral Agent, together with (to the extent required by the terms thereof) the certificates (if any) held by the respective Obligor and identified therein and undated stock (or other) powers executed in blank. In addition, the respective Obligors shall have taken such other action (including delivering to the Collateral Agent pursuant to the Security Agreement for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (g) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Collateral Agent:

                 (i) a Mortgage amending and restating each of the Existing Mortgages, in each case duly executed and delivered by the respective owner or lessee of such property in recordable form (in such number of copies as the Collateral Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, consents of the respective landlords with respect to such property;

                 (ii) one or more mortgagee policies of title insurance (or an endorsement of such policies issued under the 1999 Credit Agreement) on forms of and issued by First American Title Insurance Company (the "Title Company"), insuring the validity and priority of the Liens created under each such Mortgage for and in amounts satisfactory to the Collateral Agent, subject only to such exceptions as are satisfactory to the Collateral Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; and

                 (iii) opinions, each dated the Effective Date, of local counsel in each of the respective states in which the properties covered by the Mortgages executed and delivered under this clause (g) are located, in form and substance reasonably satisfactory to the Collateral Agent (each such opinion to be addressed to the Lenders, the Administrative Agent and the Collateral Agent).

     In addition, the Borrower shall have paid to the Title Company all expenses and premiums of the Title Company in connection with the issuance of such policies (or endorsements) and in addition shall have paid to the Title Company an amount equal to the recording and stamp taxes payable in connection with recording each such Mortgage in the appropriate county land office(s).

          (h) Approvals. All material governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

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          (i) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 6.05(b) and the designation of the Administrative Agent as an additional named insured and the Collateral Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by
     Section 6.05(b), such certificates to be in such form and contain such information as is specified in Section 6.05(b). In addition, the Borrower shall have delivered a certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 6.05(b) and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (j) Lien Searches. The results (which shall be satisfactory to the Administrative Agent) of a recent search conducted by a Person satisfactory to the Administrative Agent of Uniform Commercial Code, judgment and tax lien filings in each relevant jurisdiction where property of the Obligors is located, and the results of such search shall reveal no Liens on any of the property of the Obligors except for those permitted under Section 7.02.

          (k) Consummation of Reorganization Plan. Evidence that the Bankruptcy Court shall have entered orders confirming the Reorganization Plan and authorizing the Obligors to enter into the Transaction Documents, such orders and Reorganization Plan to each be in form and substance satisfactory to the Required Lenders (as defined in each of the DIP Credit Agreement and the 1999 Credit Agreement) voting as one class, and each of such orders shall be in full force and effect and none of such orders shall be subject to any appeal or stay, and the Borrower and each of the Subsidiary Guarantors party to the Cases shall have emerged (or be simultaneously emerging) from the Cases and shall have consummated (or shall be simultaneously consummating) the Reorganization Plan in accordance with the terms thereof, and the Administrative Agent shall have received evidence satisfactory in form and substance to it demonstrating such fact.

          (l) Other Credit Documents. The Collateral Agency and Intercreditor Agreement, duly executed and delivered by each of the parties thereto.

          (m) Term Loan Documents. The Term Loan Agreement and the other Term Loan Documents, in each case duly executed and delivered by the parties thereto, and (concurrently with the satisfaction of the conditions precedent under this Section) the conditions to effectiveness shall have been satisfied and the restructuring of the loans and other extensions of credit contemplated thereby shall have been consummated.

          (n) Cash Management System. The Required Lenders shall be satisfied with the cash management system of the Borrower and its Subsidiaries and shall have received copies of all agreements and documents effecting such system.

          (o) Fees and Expenses. The Borrower shall have made arrangements satisfactory to the Administrative Agent for payment not later than the Business Day following the Effective Date to the Administrative Agent of
     (a) for account of each Lender, an upfront

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                                      -60-

     fee equal to 1.50% of such Lender's Commitment as in effect on the Effective Date and (b) for the account of the relevant payee, all other fees and expenses payable by the Borrower in connection herewith.

          (p) Other Documents. Such other documents as the Administrative Agent (or its counsel) or any Lender may reasonably request.

          SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Lender to issue, continue, amend, renew or extend, as applicable, any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Obligors set forth in this Agreement and each of the other Credit Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (which shall promptly furnish to each Lender):

          (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements

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                                      -61-

     present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of the first three fiscal quarters of the Borrower, the unaudited consolidated balance sheet and related statements of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.08, 7.09 and
     7.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly upon receipt thereof, copies of all significant reports submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

          (f) within the time periods specified below in this clause (f), but in any event promptly following delivery of any thereof to the Borrower's senior management, (I) the monthly package of financial and other information prepared for such management for each month and (II) without duplication, the following:

                 (i) (A) within 30 days after the end of each month (except within 45 days after the end of March, June and September and within 90 days after the end of December) the unaudited consolidated balance sheet and related statements of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such month and the then elapsed portion of the fiscal year and (B) within

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          30 days after the end of March, June, September and December, a draft of such consolidated balance sheet and related statements of operations and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year; and

                 (ii) within 30 days after the end of each month (except, other than for the information under subclause (G) below, within 45 days after the end of March, June and September and within 90 days after the end of December), information (presented in a form satisfactory to the Required Lenders) for such month (the "Relevant Month") and (to the extent specified below, in the case of the months of March, June, September and December) for the fiscal quarter ending at the end of such month (the "Relevant Fiscal Quarter"), as to the following:

                         (A) sales, orders and backlog of each operating group
                 as of the end of the Relevant Month;

                         (B) a comparison of actual orders, sales and
                 Consolidated EBITDA for the Relevant Month and (in the case of each of March, June, September and December) the Relevant Fiscal Quarter to the corresponding monthly or quarterly period, as appropriate, in the annual operating budget, with written explanations of material variances,

                         (C) key working capital ratios as of the end of the
                 Relevant Month;

                         (D) sales, general and administrative expenses for the
                 Relevant Month;

                         (E) accounts receivable balances, including
                 identification of significant past-due accounts receivables as of the end of the Relevant Month;

                         (F) the unaudited consolidating balance sheet and
                 related statement of operations of each of the Borrower and its Subsidiaries as of the end of and for the Relevant Month, (in the case of each of March, June, September and December) as of the end of and for the Relevant Fiscal Quarter and for the then elapsed portion of the fiscal year; and

                         (G) a draft of the consolidating balance sheet and
                 related statement of operations of each of the Borrower and its Subsidiaries as of the end of and for the Relevant Month, (in the case of each of March, June, September and December) as of the end of and for the Relevant Fiscal Quarter and for the then elapsed portion of the fiscal year;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental

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                                      -63-

     Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

          (h) (i) on or prior to the first day of each fiscal year of the Borrower, a draft of the annual operating budget for such fiscal year of the Borrower and its Subsidiaries (in form satisfactory to the Required Lenders); and (ii) as soon as available but in any event no later than 30 days after the commencement of each fiscal year of the Borrower, a final annual operating budget for such fiscal year of the Borrower and its Subsidiaries (in form satisfactory to the Required Lenders);

          (i) as soon as possible but in no event later than 45 days after the end of each fiscal quarter, an update of the annual operating budget for the then current fiscal year delivered under this Section (in form satisfactory to the Required Lenders), setting forth (i) actual year-to-date performance through the end of such quarter and (ii) reforecasts for each fiscal quarter remaining in the then current fiscal year of the Borrower and comparing such reforecasts to such annual operating budget and any prior re-forecasts for each such fiscal quarter furnished under this clause (i);

          (j) on or prior to the first day of each fiscal quarter of the Borrower, a 13-week cash flow forecast of the Borrower and its Subsidiaries for such fiscal quarter; and

          (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Credit Documents, as the Administrative Agent or any Lender may reasonably request.

          SECTION 6.02. Notices of Certain Events and Developments. The Borrower will furnish to the Administrative Agent (which shall promptly furnish to each Lender) prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000;

          (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely

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                                      -64-

     determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (e) any other development that results in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03(a).

          SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to have a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 6.06. Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, (i) permit any representatives designated by the Administrative Agent (including without limitation any advisor engaged by the Administrative Agent or its counsel) or any Lender, upon at least one Business Day's prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested (which visits and inspections shall be (x) at the Borrower's sole expense following the occurrence and during the continuance of any Default or in the case of any visit or inspection by the Administrative Agent and (y) otherwise, at such Lender's expense) and (ii) upon the Administrative Agent's request, permit the Administrative Agent or any of its agents or representatives to engage an auditor to conduct a comprehensive field audit of its books, records,

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properties and assets; provided that the Borrower shall not be required to pay for more than one comprehensive field audit per calendar year, except if such audit is requested following the occurrence and during the continuance of any Default.

          SECTION 6.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) all applicable laws (including, without limitation, Environmental Laws), rules, regulations, orders, permits or other authorization of or from any Governmental Authority, and (ii) all indentures, agreements and other instruments binding upon its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for working capital and other general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, is in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 6.09. Additional Guarantors; Additional Collateral; Ownership of Subsidiaries

          (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder; provided that, notwithstanding anything herein to the contrary, the following Subsidiaries shall not be required to be or become Subsidiary Guarantors hereunder or Obligors under any Security Document (collectively, the "Excluded Subsidiaries"): (i) any Foreign Subsidiary; and (ii) any Domestic Subsidiary held, directly or indirectly, by a Foreign Subsidiary. Without limiting the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than an Excluded Subsidiary) that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to become a "Subsidiary Guarantor" hereunder and an "Obligor".

          (b) Additional Collateral. The Borrower will, and will cause each of the other Obligors to, grant from time to time to the Collateral Agent for the benefit of the Secured Parties security interests in all of the assets and properties of the Borrower and other Obligors, now existing or hereafter acquired, pursuant to the relevant Security Documents. All such security interests and Liens shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Liens in favor of the Collateral Agent superior to and prior to the rights of all third Persons and subject to no other Liens except for Liens permitted under Section 7.02. The Liens on such assets and properties and/or the security agreements or other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent as required pursuant to the relevant Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. The Borrower will, and

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will cause each of the other Obligors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will, and will cause the other Obligors to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section has been complied with.

          Notwithstanding the foregoing, in the event the Borrower or any Subsidiary that which is organized under the laws of a State, the United States of America or the District of Columbia shall form or acquire directly a Foreign Subsidiary, the Borrower will, and will cause such Subsidiary to pledge the Capital Stock of such Foreign Subsidiary in favor of the Collateral Agent pursuant to the relevant Security Document in form and substance reasonably satisfactory to the Administrative Agent, provided that such pledge of Capital Stock of a Foreign Subsidiary shall be limited to (i) 65% of the voting Capital Stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors of such Subsidiary and (ii) 100% of all other Capital Stock of such Foreign Subsidiary; and provided further that, notwithstanding the foregoing, no portion of the Capital Stock of Chart Europe GmbH ("Chart Europe") held by the Borrower and its Subsidiaries as of the Effective Date shall be required to be pledged pursuant to this Agreement, provided that the Borrower will cause Chart Europe to be liquidated on or prior to June 30, 2004 and, prior to such liquidation, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with Chart Europe other than those directly related to the consummation of such liquidation (and, in any event, will not make any Investment in, or transfer any property to, Chart Europe after the Effective Date).

          Notwithstanding the foregoing, as of the Effective Date the Borrower will, and will cause the other Obligors to, execute and deliver the Mortgages with respect to such real property interests of the Borrower and the other Obligors as are designated to be so mortgaged in Schedule 4.16. From time to time thereafter the Borrower will, and will cause each other Obligor to, notify the Administrative Agent within 30 days of the acquisition of any additional real property interests (whether a fee or leasehold) and, thereafter upon the request of the Required Lenders, grant a mortgage lien on such real property pursuant to a Mortgage in form and substance reasonably satisfactory to the Administrative Agent; provided that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this paragraph. If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any real property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

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          (c) Further Assurances. The Borrower will, and will cause each of its
Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent or Collateral Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Collateral Agent to create, in favor of the Collateral Agent, perfected security interests and Liens in the Collateral purported to be granted as collateral security for its obligations hereunder and under the Credit Documents, as required by the Security Documents. Without limiting the foregoing, in the event that any Capital Stock shall be issued by any Subsidiary (including, without limitation, any Subsidiary formed or acquired after the date hereof), subject (in the case of any Foreign Subsidiary) to the limitation under paragraph (b) of this Section, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the relevant Security Document the certificates (if any) evidencing such Capital Stock owned by such Obligor, accompanied by undated stock (or other) powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the relevant Security Document.

          (d) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary; provided that in the case of any Subsidiary that as of the Effective Date is not a Wholly Owned Subsidiary (as set forth in Schedule 4.15(a)), the Borrower will, and will cause each of its Subsidiaries to, own not less than the percentage of Capital Stock of such Subsidiary owned by it as of the Effective Date.

          (e) Post-Effective Date Undertakings. The Borrower will, and will cause its Subsidiaries, within 60 days after the Effective Date, to execute and deliver a Foreign Subsidiary Pledge Agreement, or an amendment to an Existing Foreign Subsidiary Pledge Agreement, in each case in form and substance satisfactory to the Collateral Agent, between each Obligor that holds directly the Capital Stock of a Foreign Subsidiary as of the Effective Date (other than the Capital Stock of CHEL and Chart Europe) and the Collateral Agent (or any sub-agent acting for, or any other Person designated by, the Collateral Agent) pledging such Capital Stock (subject to the limitations in the second paragraph of Section 6.09(b)), in each case together with (i) the certificates (if any) representing such Capital Stock identified therein and undated stock (or other) powers executed in blank and (ii) such other documents (including an opinion of counsel approved by the Collateral Agent) and certificates as the Collateral Agent or its counsel may reasonably request relating to such pledgor, the pledge of such Capital Stock and all other legal matters relating to such Foreign Subsidiary Pledge Agreement, all in form and substance reasonably satisfactory to the Collateral Agent and its counsel. In addition, the respective pledgor of such Capital Stock will take all other action as the Collateral Agent or its counsel shall have requested in order to create, perfect and validate the security interests created pursuant to each such Foreign Subsidiary Pledge Agreement.

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                                   ARTICLE VII

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 7.01. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness incurred under the Credit Documents;

          (b) Indebtedness incurred under the Term Loan Documents in an aggregate principal amount not to exceed $120,000,000 at any time outstanding;

          (c) Indebtedness existing on the date hereof and set forth in Schedule 7.01, and any extensions, renewals or replacements of any such Indebtedness, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

          (d) Indebtedness of the Borrower owing to any Subsidiary or Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary; provided that (i) in the case of any such Indebtedness owed by the Borrower or any Subsidiary Guarantor to any Subsidiary which is not a Subsidiary Guarantor, such Indebtedness shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Administrative Agent and the payment of such Indebtedness shall be subordinated to the prior payment in full of all obligations of such Subsidiary Guarantor under the Credit Documents on terms reasonably satisfactory to the Administrative Agent; and (ii) the aggregate amount of all such Indebtedness owing to the Obligors by any Subsidiaries that are not Subsidiary Guarantors (including any Guarantees by the Obligors of Indebtedness of any Subsidiaries that are not Subsidiary Guarantors) shall not exceed $2,000,000 at any time outstanding;

          (e) Indebtedness of the Borrower and its Subsidiaries evidenced by Capital Lease Obligations and purchase money Indebtedness secured by Liens permitted by Section 7.02(d) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

          (f) Indebtedness evidenced by bonds or letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof;

          (g) Indebtedness for bank overdrafts incurred that are promptly repaid;

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          (h) Indebtedness incurred by the Borrower of any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with permitted acquisitions or dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

          (i) Indebtedness incurred in connection with the financing of insurance premiums;

          (j) unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding that is subordinated in right of payment to the payment of the obligations of the Obligors under the Credit Documents (and any other obligations constituting "Secured Obligations" under the Security Documents) having terms and conditions approved in writing by the Required Lenders;

          (k) Indebtedness of Ferox, a.s. and Ferox GmbH (including any such Indebtedness set forth in Schedule 7.01) in an aggregate principal amount not to exceed $16,500,000 at any time outstanding; and

          (l) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and its Subsidiaries) not to exceed $10,000,000 at any time outstanding.

          SECTION 7.02. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created pursuant to the Security Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.02; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) purchase money Liens upon or in real or personal property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any property to be subject to such Liens, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (i) no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no

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     such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced and
     (ii) the aggregate principal amount of the Indebtedness secured thereby shall not exceed the amount permitted by Section 7.01(e);

          (e) Liens arising in respect of Capital Lease Obligations permitted under Section 7.01(e); provided that no such Lien shall extend to or cover any property other than the property subject to such Capital Lease Obligations;

          (f) Liens in connection with Swap Agreements permitted under Section 7.04(e);

          (g) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (h) Liens encumbering customary initial deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

          (i) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers' acceptances; provided that such Liens attach only to the documents, the goods covered thereby and the proceeds thereof;

          (j) Liens incurred in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

          (k) Liens in favor of customs and revenues authorities which secure payments of customs duties in connection with the importation of goods;

          (l) Liens arising under Article 2 and Article 4 of the Uniform Commercial Code; and

          (m) Liens not otherwise permitted by this Section so long as the aggregate amount of Indebtedness or other obligations secured thereby does not exceed (as to the Borrower and its Subsidiaries) $3,000,000 at any time outstanding.

          SECTION 7.03. Fundamental Changes.

          (a) Mergers, Consolidations, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

                 (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

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                 (ii) any Subsidiary of the Borrower may merge into any other
          Subsidiary of the Borrower, so long as in any such merger involving a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving entity thereof;

                 (iii) any Foreign Subsidiary of the Borrower may merge into any other Foreign Subsidiary of the Borrower; and

                 (iv) any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders (and the Borrower shall give at least ten Business Days prior written notice of such liquidation or dissolution to the Administrative Agent).

          (b) Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any part of its business or property, whether now owned or hereafter acquired including receivables and leasehold interests, except:

                 (i) the Disposition of any inventory or other property in the ordinary course of business and on ordinary business terms;

                 (ii) the Disposition of obsolete or worn-out property of the Borrower and its Subsidiaries no longer used or useful in its business, provided that the aggregate fair market value of such property shall not exceed $2,000,000 for any fiscal year;

                 (iii) the Disposition of property by the Borrower to any of its Subsidiaries, or by any of its Subsidiaries to the Borrower or another Subsidiary (other than CHEL and Chart Europe), provided that the aggregate fair market value of assets that may be so sold, transferred, leased or disposed of to Subsidiaries that are not Subsidiary Guarantors shall not exceed $5,000,000; and

                 (iv) the Disposition of other property of the Borrower or any of its Subsidiaries, provided that (x) the aggregate fair market value of such property shall not exceed $5,000,000 for any fiscal year and
          (y) the Net Cash Proceeds thereof are applied in accordance with
          Section 2.09(b).

          (c) Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, acquire any business or property from, or Capital Stock of, or be a party to any acquisition of, any Person, or acquire any option to make any such acquisition, except:

                 (i) purchases of inventory and other property to be sold or used in the ordinary course of business;

                 (ii) Investments permitted under Section 7.04;

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                 (iii) Capital Expenditures;

                 (iv) acquisitions by the Borrower or any Subsidiary of property permitted under Section 7.03(b)(iii); and

                 (v) acquisitions by the Borrower or any Subsidiary of assets from any Person (other than the Borrower or any Subsidiary) not exceeding $10,000,000 in the aggregate (excluding any assets purchased with any Indebtedness permitted under Sections 7.01(d) and 7.01(e)).

          (d) Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto.

          SECTION 7.04. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in
     Schedule 7.04;

          (b) operating deposit accounts with banks;

          (c) Permitted Investments;

          (d) Investments by the Borrower or any of its Subsidiaries in its Subsidiaries on the date hereof, and additional Investments in the Subsidiaries after the date hereof, provided that the amount of such additional Investments in Subsidiaries that are not Subsidiary Guarantors shall not exceed $5,000,000 for any fiscal year or $15,000,000 in the aggregate;

          (e) Swap Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

          (f) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

          (g) Indebtedness permitted under Section 7.01;

          (h) Dispositions of inventory or other property in the ordinary course of business and on ordinary business terms;

          (i) loans and advances to employees and directors in the ordinary course of business;

          (j) pledges and deposits permitted under Section 7.02 of this Agreement;

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          (k) Borrower and its Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of the Investments;

          (l) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

          (m) Investments received in connection with any assets sold in accordance with the terms of this Agreement;

          (n) the Borrower and its Subsidiaries may capitalize or forgive any Indebtedness owed to it by the Borrower or any of its other Subsidiaries;

          (o) Investments received in connection with the bankruptcy or reorganization of, settlement of delinquent accounts and disputes with, customers and suppliers;

          (p) receivables owing to Borrower or any of its Subsidiaries and advances or prepayments to suppliers or other advances in connection with the purchase of goods or provision of services; and

          (q) additional Investments up to but not exceeding $5,000,000 in the aggregate (and, for purposes of this clause (q), the aggregate amount of an Investment at any time shall be deemed to be equal to (i) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (ii) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

          SECTION 7.05. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

          (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock; and

          (b) the Borrower may repurchase its Capital Stock not exceeding $1,500,000 in the aggregate from the Borrower's existing 401(k) plan to the extent resulting from trades initiated by the plan administrator.

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

          SECTION 7.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or

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                                      -74-

purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

          (a) transactions in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate;

          (b) transactions between or among the Borrower and one or more Wholly Owned Subsidiaries, but not otherwise involving any other Affiliate;

          (c) so long as no Default shall have occurred and be continuing, the payment of reasonable and customary management fees;

          (d) transactions contemplated by the Investor Rights Agreement; and

          (e) any Restricted Payment permitted by Section 7.05.

          SECTION 7.07. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

          (i) the foregoing shall not apply to (w) restrictions and conditions imposed by law, (x) restrictions and conditions under the Credit Documents and the Term Loan Documents, (y) other restrictions and conditions existing on the date hereof identified on Schedule 7.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

          (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 7.08. Operating Leases. The Borrower will not, and will not permit any of its Subsidiaries to, become or remain liable in any way, whether directly or indirectly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating leases (other than intercompany leases between the Borrower and its Subsidiaries), if

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the aggregate amount of all rents paid by the Borrower and its Subsidiaries under all such operating leases would exceed $1,000,000 during any calendar month.

          SECTION 7.09. Certain Financial Covenants.

          (a) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

              Fiscal Quarter Ending                        Ratio
              ---------------------                        -----

              December 31, 2003                            4.50:1.00

              March 31, 2004                               4.50:1.00
              June 30, 2004                                4.25:1.00
              September 30, 2004                           4.25:1.00
              December 31, 2004                            4.00:1.00

              March 31, 2005                               3.75:1.00
              June 30, 2005                                3.50:1.00
              September 30, 2005                           3.25:1.00
              December 31, 2005                            3.00:1.00

              March 31, 2006                               3.00:1.00
              June 30, 2006                                3.00:1.00
              September 30, 2006                           3.00:1.00
              December 31, 2006                            2.75:1.00

              March 31, 2007                               2.75:1.00
              June 30, 2007                                2.75:1.00
              September 30, 2007                           2.75:1.00
              December 31, 2007 and thereafter             2.50:1.00

          (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

              Fiscal Quarter Ending                        Ratio
              ---------------------                        -----

              December 31, 2003                            3.50:1.00

              March 31, 2004                               3.75:1.00
              June 30, 2004                                3.75:1.00
              September 30, 2004                           4.00:1.00
              December 31, 2004                            4.00:1.00

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                                      -76-

              March 31, 2005                               4.25:1.00
              June 30, 2005                                4.25:1.00
              September 30, 2005                           4.25:1.00
              December 31, 2005                            4.25:1.00

              March 31, 2006 and thereafter                4.50:1.00

          (c) Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

             Fiscal Quarter Ending                        Ratio
             ---------------------                        -----

             December 31, 2003                            1.40:1.00

             March 31, 2004                               1.40:1.00
             June 30, 2004                                1.40:1.00
             September 30, 2004                           1.40:1.00
             December 31, 2004                            1.40:1.00

             March 31, 2005                               1.40:1.00
             June 30, 2005                                1.40:1.00
             September 30, 2005                           1.40:1.00
             December 31, 2005                            1.30:1.00

             March 31, 2006                               1.30:1.00
             June 30, 2006                                1.30:1.00
             September 30, 2006                           1.30:1.00
             December 31, 2006                            1.30:1.00

             March 31, 2007                               1.30:1.00
             June 30, 2007                                1.30:1.00
             September 30, 2007                           1.30:1.00
             December 31, 2007 and thereafter             1.20:1.00

          (d) Minimum Consolidated EBITDA. The Borrower will not permit its Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

             Fiscal Quarter Ending                        Amount ($)
             ---------------------                        ----------

             December 31, 2003                            28,000,000

             March 31, 2004                               28,000,000
             June 30, 2004                                29,000,000
             September 30, 2004                           30,500,000

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

              December 31, 2004                               32,500,000

              March 31, 2005                                  34,500,000
              June 30, 2005                                   35,500,000
              September 30, 2005 and thereafter               36,000,000

          (e) Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower set forth below, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

              Fiscal Year Ending                                     Amount($)
              ------------------                                     ---------

              December 31, 2003                                       5,000,000
              December 31, 2004                                       7,500,000
              December 31, 2005                                      10,000,000
              December 31, 2006                                      11,000,000
              December 31, 2007 and thereafter                       12,000,000

          In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to the table above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this paragraph) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, 100% of such excess may be carried forward and utilized to make Capital Expenditures in the succeeding fiscal years, provided that no amounts expended in any fiscal year shall exceed 150% of the amount set forth above for such fiscal year.

          In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (x) with the amount of (i) Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any Disposition or Casualty Event so long as such Net Cash Proceeds are reinvested or are used to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid or (ii) Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any Equity Issuance or (y) as tenant under any lease in respect of leasehold improvements to the extent such expenditures are reimbursed by the landlord under the related lease or sale leaseback transaction, but in the case of clause (i) above only to the extent that such Net Cash Proceeds are not otherwise required to be applied to a prepayment pursuant to Section 2.09(b) or the corresponding provision of the Term Loan Agreement.

          SECTION 7.10. Modifications of Certain Documents. The Borrower will not, and will not permit any of its Subsidiaries to, consent or otherwise agree to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to (i) the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiary Guarantors (other than those modifications to the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiary Guarantors occurring upon or simultaneously with the consummation of the Reorganization Plan which have

                 Amended and Restated Revolving Credit Agreement been heretofore submitted to the Administrative Agent) or (ii) any agreement or instrument providing for or evidencing subordinated Indebtedness of the Borrower or any of its Subsidiaries, in each case with respect to clause (i) or (ii) above, which would be materially adverse to the Lenders, without the prior consent of the Required Lenders or the Administrative Agent (with the approval of the Required Lenders); provided that this Section shall not include the Term Loan Documents.

          SECTION 7.11. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, other than such transactions not exceeding an aggregate sale price of $5,000,000.

          SECTION 7.12. Restrictions on CHEL. The Borrower will not, and will not permit any of its Subsidiaries (other than CHEL) to, engage in any transaction (including the Disposition or purchase, lease or other acquisition of any property or the making of any loan or other Investment) with CHEL, and the Borrower will not permit CHEL to engage in any transaction, except any transaction incidental to the administration proceeding in respect of CHEL.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

  If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

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

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to any Obligor's existence), 6.08 or 6.09(e) or in Article VII;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Credit Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than Indebtedness under the Credit Documents) aggregating $5,000,000 or more, or any payment of any amount under Swap Agreements for an aggregate notional principal amount exceeding $5,000,000, in each case when and as the same shall become due and payable (after taking into account applicable grace periods, if any);

          (g) any event or condition occurs that results in any Indebtedness (other than Indebtedness under the Credit Documents) aggregating $5,000,000 or more becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries (other than CHEL and Chart Europe) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than CHEL and Chart Europe) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any of its Subsidiaries (other than CHEL and Chart Europe) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than CHEL and Chart Europe) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any

                Amended and Restated Revolving Credit Agreement such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any of its Subsidiaries (other than CHEL and Chart Europe) shall admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money (not covered by insurance to the extent the relevant insurer has acknowledged coverage thereunder) in an aggregate amount in excess of $5,000,000, shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof, and such judgments either shall be final and nonappealable or shall not be vacated, discharged, stayed or bonded pending appeal for any period of 30 consecutive days;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

          (m) there shall have been asserted against the Borrower or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to result liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $3,000,000 (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (n) a Change in Control shall occur;

          (o) any Subsidiary of the Borrower (other than CHEL and Chart Europe) shall cease to be a Wholly Owned Subsidiary (except (i) as a result of any transactions expressly permitted under Article VII or (ii) otherwise expressly permitted under Section 6.09(d));

          (p) the guarantee of any of the Subsidiary Guarantors under Article III shall for whatever reason be terminated or cease to be in full force and effect (other than in accordance with its terms and the terms of this Agreement), or the validity or enforceability thereof shall be contested by any Subsidiary Guarantor; or

          (q) other than in connection with any termination of any Lien, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section
     7.02 or under the respective Security Documents), or, except for expiration or termination in accordance with its terms, any of the Security Documents shall for

                Amended and Restated Revolving Credit Agreement whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested in writing by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article) and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of or with the consent of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; provided that in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

          Anything herein to the contrary notwithstanding, it is understood that
(i) no Lender has the right to individually terminate its Commitments (such right of termination residing with the Administrative Agent as provided above),
(ii) no Lender has the right to declare its Loans due and payable (such right to declare the Loans due and payable residing with the Administrative Agent as provided above, subject to the proviso set forth above in the case of an Event of Default under clause (h) or (i) of this Article), and (iii) no Lender has the right to exercise any remedies under any Security Document (such right to exercise remedies residing with the Collateral Agent as provided therein).

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

          Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Credit Documents to which it is a party and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of

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
the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (including, without limitation, under any Security Document). The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.04 of the Security Agreement, that, in the event it shall hold any Permitted Investments of any Obligor referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral

                Amended and Restated Revolving Credit Agreement sub-agent for the Administrative Agent thereunder. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.

          The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

          Notwithstanding anything herein to the contrary, the Sole Lead Arranger and Bookrunner named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement or the other Credit Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                Amended and Restated Revolving Credit Agreement

          (a) if to the Borrower or any Subsidiary Guarantor, to the Borrower at Chart Industries, Inc., 5885 Landerbrook Drive, Suite 205, Mayfield Heights, Ohio 44124, Attention of Michael F. Biehl (Telecopy No. (440) 753-1491; Telephone No. (440) 753-1490);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin Street, 10/th/ Floor, Houston, Texas 77002-8069, Attention of Loan and Agency Services Group (Telecopy No. (713) 750-2782; Telephone No. (713) 750-2102), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 20th Floor, New York, New York 10017, Attention of Roger Odell (Telecopy No. (212) 270-0433; Telephone No. (212) 270-0506);

          (c) if to the Collateral Agent, to JPMorgan Chase Bank, 270 Park Avenue, 20th Floor, New York, New York 10017, Attention of Roger Odell (Telecopy No. (212) 270-0433; Telephone No. (212) 270-0506), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 20th Floor, New York, New York 10017, Attention of Steven Hawkins (Telecopy No. (212) 270-0433; Telephone No.
     (212) 270-0376);

          (d) if to JPMCB as an Issuing Lender, to it at 10420 Highland Manor Drive, 4/th/ Floor, Tampa, Florida 33610, Attention of Joseph Borello (Telecopy No. (813) 432-5161; Telephone No. (813) 432-6331), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 20th Floor, New York, New York 10017, Attention of Roger Odell (Telecopy No. (212) 270-0433; Telephone No. (212) 270-0506);

          (e) if to any CHEL Issuing Lender, to it at address provided by such CHEL Issuing Lender to the Administrative Agent; and

          (f) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments.

          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of

                Amended and Restated Revolving Credit Agreement this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

          (b) Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Subsidiary Guarantors and the Required Lenders or by the Borrower, the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

          (i) increase any Commitment of any Lender without the written consent of such Lender;

          (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender directly affected thereby;

          (iii) postpone the date of any regularly scheduled payment of principal of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

          (iv) alter the pro rata treatment provisions of Sections 2.09(b)(vii) or 2.16(c), without the written consent of each Lender;

          (v) change any of the provisions of this Section or reduce the percentage in the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and

          (vi) subject to paragraph (d) below, release any Subsidiary Guarantor from any of its guarantee obligations under the Credit Document, without the written consent of each Lender;

and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent or the affected Issuing Lender, as the case may be, and (y) that any modification or supplement of Article III shall require the consent of each Guarantor.

          (c) Amendments to Other Credit Documents. Except as otherwise provided in Section 10.02(b) with respect to this Agreement and subject to Section 10.02(d), the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise),

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consent to any modification, supplement or waiver under any of the Credit
Documents to which it is a party, provided that, without the prior consent of each Lender, the Administrative Agent shall not, and shall not agree or consent to any modification, supplement or waiver under any such Credit Documents to (except as provided therein), (i) release all or substantially all of the Collateral or otherwise terminate the Liens with respect thereto or (ii) alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents; provided that no such agreement shall amend, modify or otherwise affect the rights and duties of the Administrative Agent or the Collateral Agent thereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

          (d) Certain Releases. Notwithstanding anything herein or in any other Credit Document to the contrary, upon the occurrence of any Disposition of any Collateral (including the Capital Stock of any Subsidiary) that is permitted hereunder or consented to by the Required Lenders or any other transaction or event permitted or consented to by the Required Lenders hereunder that results in any Subsidiary ceasing to be a Subsidiary of the Borrower, each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized to release, without the prior consent of any Lender and at the request of the Borrower, any Guarantee of such Subsidiary under the relevant Credit Document or any such Collateral and/or the Liens on any such Collateral under the relevant Credit Document. Each of the Administrative Agent and the Collateral Agent shall take any action reasonably requested by the Borrower (at the Borrower's sole cost and expense) to effect any such release.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Lender in connection with the issuance, amendment, renewal or extension, as applicable, of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent and one counsel for the Lenders (as selected by the Required Lenders), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof or in connection with the bankruptcy, insolvency or reorganization with respect to any Obligor, and (iv) all out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of

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the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the relevant Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, release or threatened release of Hazardous Materials relating to any property owned or operated by the Borrower or any of its Subsidiaries, or any violation, non-compliance with or liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of its respective property, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party.

          (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such, and provided further that such indemnity shall not be available to the Administrative Agent or such Issuing Lender to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Issuing Lender, as the case may be.

          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns.

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          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) any assignment by a Lender of its rights or obligations hereunder shall comply with the provisions of Section 10.04(b). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)(i) Assignments by Lenders. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, at any time during the continuance of an Event of Default, to any other Person (other than any Person that is a direct competitor of the Borrower or any of its Subsidiaries); and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

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          (D) the assignee, if it shall not be a Lender, shall deliver to the
     Administrative Agent an Administrative Questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and

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                                      -90-

the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

          (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

          (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 3.03 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall


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constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll and trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the then due and owing obligations of any Obligor, or of any other Subsidiary of the Borrower that is an account party with respect to any Letter of Credit, under the Credit Documents held by such Lender or such Issuing Lender or (with the consent of the Required Lenders) any and all other obligations (which may be unmatured) of any Obligor under the Credit Documents held by such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand thereunder. The rights of each Lender and each Issuing Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or such Issuing Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Etc.

          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action

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or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Treatment of Certain Information; Confidentiality.

          (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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          (b) Confidentiality. Each of the Administrative Agent, the Issuing
Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis (and not as a result of a breach of any applicable confidentiality agreement known to the Administrative Agent, any Issuing Lender and/or any Lender) from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Obligors (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment or tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

          SECTION 10.13. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to obligations denominated in the Specified Currency. The payment obligations of the Borrower and the Subsidiary Guarantors under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion

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to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligations of each of the Borrower and the Subsidiary Guarantors in respect of any such sum due from it to the Administrative Agent, any Issuing Lender or any Lender hereunder or under any other Credit Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each of the Borrower and the Subsidiary Guarantors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

          SECTION 10.14. Termination of 1999 Credit Agreement. Each of the parties bound hereby agrees that, as of the Effective Date, the 1999 Credit Agreement, and all obligations of the parties thereunder (except to the extent such obligations are restructured, continued and/or confirmed hereunder or under the Term Loan Agreement), will be terminated automatically; provided that nothing herein shall impair in any way the liability of CHEL with respect to the CHEL Letters of Credit or the right of the CHEL Issuing Lender at any time to retain any amounts received by it (whether prior to or after the Effective Date) for the account of CHEL as cash collateral for CHEL's liability with respect to the CHEL Letters of Credit or to transfer any such amounts to the Administrative Agent, any Lender or any other CHEL Issuing Lender.

                 Amended and Restated Revolving Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 CHART INDUSTRIES, INC.

                                 By /s/ Michael F. Biehl
                                   --------------------------
                                   Name: Michael F. Biehl
                                   Title:  Chief Financial Officer and Treasurer

                 Amended and Restated Revolving Credit Agreement

                                  SUBSIDIARY GUARANTORS

                                  CHART HEAT EXCHANGERS LIMITED
                                   PARTNERSHIP

                                  By /s/ Michael F. Biehl
                                    --------------------------
                                    Name: Michael F. Biehl
                                    Title: Chief Financial Officer and Treasurer

                                  CHART INTERNATIONAL, INC.

                                  By /s/ Michael F. Biehl
                                    --------------------------
                                    Name: Michael F. Biehl
                                    Title: Chief Financial Officer and Treasurer

                                  CHART MANAGEMENT COMPANY, INC.

                                  By /s/ Michael F. Biehl
                                    --------------------------
                                    Name: Michael F. Biehl
                                    Title: Chief Financial Officer and Treasurer

                                  CHART LEASING, INC.


                                  By /s/ Michael F. Biehl
                                    --------------------------
                                    Name: Michael F. Biehl
                                    Title: Chief Financial Officer and Treasurer

                                  CHART INC.


                                  By /s/ Michael F. Biehl
                                    --------------------------
                                    Name: Michael F. Biehl
                                    Title: Chief Financial Officer and Treasurer

              Amended and Restated Revolving Credit Agreement

                                CHART INTERNATIONAL HOLDINGS, INC.


                                By /s/ Michael F. Biehl
                                  -------------------------------
                                  Name: Michael F. Biehl
                                  Title: Chief Financial Officer and Treasurer


                                CHART ASIA, INC.


                                By /s/ Michael F. Biehl
                                  -------------------------------
                                  Name: Michael F. Biehl
                                  Title: Chief Financial Officer and Treasurer


                                CAIRE INC.


                                By /s/ Michael F. Biehl
                                  -------------------------------
                                  Name: Michael F. Biehl
                                  Title: Chief Financial Officer and Treasurer


                                COOLTEL, INC.


                                By /s/ Michael F. Biehl
                                  -------------------------------
                                  Name: Michael F. Biehl
                                  Title: Chief Financial Officer and Treasurer


                                NEXGEN FUELING, INC.


                                By /s/ Michael F. Biehl
                                  -------------------------------
                                  Name: Michael F. Biehl
                                  Title: Chief Financial Officer and Treasurer


                                GTC OF CLARKSVILLE, LLC


                                By /s/ Michael F. Biehl
                                  -------------------------------
                                  Name: Michael F. Biehl
                                  Title: Chief Financial Officer and Assistant
                                         Treasurer

                 Amended and Restated Revolving Credit Agreement

                                            LENDERS

                                            OCM PRINCIPAL OPPORTUNITIES FUND II,
                                            L.P.


                                            By /s/ R. James Ford
                                              -------------------------
                                              Name:  R. James Ford
                                              Title: Managing Director

                                            By: /s/ Jordan L. Kruse
                                               ------------------------
                                              Name:  Jordan L. Kruse
                                              Title: Vice President

                 Amended and Restated Revolving Credit Agreement

                                                AUDAX CHART, LLC


                                                By /s/ Tim White
                                                  ----------------------------
                                                  Name:  Tim White
                                                  Title: Authorized Signatory

                 Amended and Restated Revolving Credit Agreement

                                         GENERAL ELECTRIC
                                         CAPITAL CORPORATION


                                         By /s/ Robert M. Kadlick
                                           -------------------------------
                                           Name:  Robert M. Kadlick
                                           Title: Duly Authorized Signatory

                Amended and Restated Revolving Credit Agreement

                                             JPMORGAN CHASE BANK


                                             By /s/ R. A. Odell
                                               ---------------------------
                                                Name:  R. A. Odell
                                                Title: Managing Director

                Amended and Restated Revolving Credit Agreement

                                       CARL MARKS STRATEGIC INVESTMENTS,
                                       L.P.
                                       By Carl Marks Management Company, L.P.
                                       as a General Partner

                                       By /s/ James F. Wilson
                                         --------------------------
                                         Name:  James F. Wilson
                                         Title: General Partner

                 Amended and Restated Revolving Credit Agreement

                                       ADMINSTRATIVE AGENT

                                       JPMORGAN CHASE BANK,
                                       as Administrative Agent

                                       By /s/ R. A. Odell
                                         -------------------------
                                         Name:  R. A. Odell
                                         Title: Managing Director

                Amended and Restated Revolving Credit Agreement

                                                                      SCHEDULE I

                                   Commitments

       ----------------------------------------------------------------
                      Lenders                        Commitments ($)
       ----------------------------------------------------------------
       OCM Principal Opportunities Fund II,               14,740,000
       L.P.
       ----------------------------------------------------------------
       Audax Chart, LLC                                    7,260,000
       ----------------------------------------------------------------
       General Electric Capital Corporation               10,000,000
       ----------------------------------------------------------------
       JPMorgan Chase Bank                                 5,000,000
       ----------------------------------------------------------------
       Carl Marks Strategic Investments,                   3,000,000
       L.P.
       ----------------------------------------------------------------

       ----------------------------------------------------------------
       TOTAL                                          $40,000,000.00
       ================================================================

                Amended and Restated Revolving Credit Agreement

                                                                     SCHEDULE II

                                 Existing Loans

                               [see attached list]

                 Amended and Restated Revolving Credit Agreement

                                                                    SCHEDULE III

              Existing Letters of Credit and CHEL Letters of Credit

                               [see attached list]

                 Amended and Restated Revolving Credit Agreement

                                                                     SCHEDULE IV

                               Existing Mortgages

-------------------------------------------------------------------------------------------------------------
                 Property                                                   Mortgage
-------------------------------------------------------------------------------------------------------------
2191 Ward Avenue, LaCrosse, WI (Fee)                    Mortgage, Assignment of Rents, Security Agreement
                                                        and Fixture Filing, dated 12 April 1999, by Altec
                                                        International Limited Partnership in favor of The
                                                        Chase Manhattan Bank
-------------------------------------------------------------------------------------------------------------
P.O. Box 550, Lucas & Montgomery Streets,               Mortgage, Assignment of Rents, Security Agreement
Clarksville, AR (Fee)                                   and Fixture Filing, dated 12 April 1999, by
                                                        Greenville Tube Corporation in favor of The Chase
                                                        Manhattan Bank
-------------------------------------------------------------------------------------------------------------
PO Box 112 I-575 Airport Drive East, Canton, Georgia    Deed to Secure Debt, Assignment of Rents and
(Fee)                                                   Security Agreement dated 12 April 1999 by MVE, Inc.
                                                        to The Chase Manhattan Bank
-------------------------------------------------------------------------------------------------------------
P.O. Box 467, 146 Main Street, Plaistow, NH (Fee)       Mortgage, Assignment of Rents, Security Agreement
                                                        and Fixture Filing, dated 12 April 1999, by Process
                                                        Systems International, Inc. in favor of The Chase
                                                        Manhattan Bank
-------------------------------------------------------------------------------------------------------------
5995 N. Washington St., Denver, CO (Fee)                Deed of Trust, Assignment of Rents, Security
                                                        Agreement and Fixture Filing, dated 12 April 1999,
                                                        by Cryenco, Inc. in favor of The Chase Manhattan
                                                        Bank
-------------------------------------------------------------------------------------------------------------
3505 Country Road, Burnsville, Minnesota (Fee)          Mortgage, Assignment of Rents, security Agreement
                                                        and Fixture Filing dated 15 April 1999 by MVE, Inc.
                                                        in favor of The Chase Manhattan Bank
-------------------------------------------------------------------------------------------------------------
16655 Buffalo Speedway, Houston, TX (Leasehold)         Deed of Trust, Assignment of Rents, Security
                                                        Agreement and Fixture Filing, dated 12 April 1999,
                                                        by Northcoast Acquisition Corp. for the benefit of
                                                        The Chase Manhattan Bank
-------------------------------------------------------------------------------------------------------------
407 7th Street, NW, New Prague, Minnesota (Fee)         Mortgage, Assignment of Rents, security Agreement
                                                        and Fixture Filing dated 15 April 1999 by MVE, Inc.
                                                        in favor of The Chase Manhattan Bank
-------------------------------------------------------------------------------------------------------------
16655 Buffalo Speedway, Houston, TX (Fee)               Deed o Trust, Assignment of Rents, Security
                                                        Agreement and Fixture Filings dated [  ] February
                                                        2002 by Chart Inc. for the benefit of JPMorgan
                                                        Chase Bank.
-------------------------------------------------------------------------------------------------------------

                Amended and Restated Revolving Credit Agreement

                                                                      SCHEDULE V

                  Existing Foreign Subsidiary Pledge Agreements

     1. Chart BioMedical Limited Share Charge Agreement between Chart Inc., Chart BioMedical Limited and JPMorgan Chase Bank dated February 12, 2003.

     2. Chart Australia Pty, Ltd (formerly known as MVE-Australia Pty, Ltd.) Share Mortgage between MVE Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) dated 21 April 1999.